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                                                                    Exhibit 10.1

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                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

                                   $89,042,387

                   Series GM Senior Secured Convertible Notes

                              Due December 31, 2009


                                -----------------

                                  NOTE PURCHASE
                                    AGREEMENT

                                -----------------


                          Dated as of December 21, 2002


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

                                TABLE OF CONTENTS

1.   DEFINITIONS.................................................................................................1

2.   PURCHASE AND SALE OF THE NOTES; CLOSING....................................................................19

3.   INTEREST AND REPAYMENT.....................................................................................19
     3.1.     Interest on the Notes.............................................................................19
     3.2.     Interest after Maturity...........................................................................20
     3.3.     Payments and Computations.........................................................................20
     3.4.     Payment at Maturity or Upon Conversion............................................................20

4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XM...........................................................21
     4.1.     Incorporation, Standing, etc......................................................................21
     4.2.     Subsidiaries......................................................................................21
     4.3.     SEC Reports.......................................................................................21
     4.4.     Qualification.....................................................................................22
     4.5.     Authorization of Agreement and Notes..............................................................22
     4.6.     Absence of Defaults and Conflicts.................................................................22
     4.7.     Absence of Proceedings............................................................................23
     4.8.     Possession of Licenses and Permits................................................................23
     4.9.     No Violations of Laws.............................................................................23
     4.10.    Internal Accounting Controls......................................................................23
     4.11.    Tax Returns and Payments..........................................................................24
     4.12.    Indebtedness......................................................................................24
     4.13.    Title to Properties; Liens........................................................................24
     4.14.    Patents, Trademarks, Authorizations, etc..........................................................24
     4.15.    Governmental Consents.............................................................................24
     4.16.    Restrictions......................................................................................24
     4.17.    Capitalization....................................................................................25
     4.18.    Seniority of Notes................................................................................25
     4.19.    Material Events...................................................................................25
     4.20.    Financial Statements..............................................................................26
     4.21.    No Undisclosed Fees...............................................................................26
     4.22.    No Transactions with Affiliates...................................................................26
     4.23.    Registration Rights...............................................................................26
     4.24.    Private Placement.................................................................................26
     4.25.    Acknowledgement Regarding Investor's Purchase of the Note.........................................27

5.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.............................................................27
     5.1.     Risks of Investment...............................................................................27
     5.2.     Investment Experience.............................................................................27
     5.3.     Ability to Bear Risk..............................................................................27
     5.4.     Receipt and Review of Documentation...............................................................27
     5.5.     Acquisition for Own Account.......................................................................28
     5.6.     No Public Market; Rule 144........................................................................28
     5.7.     Organization, Good Standing, Corporate Authority..................................................28
     5.8.     Due Authorization.................................................................................28
     5.9.     Qualified Institutional Buyer, Accredited Investor................................................28
     5.10.    Acknowledgement Regarding Investor's Purchase of Notes............................................28

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
6.   RESTRICTIONS ON TRANSFER...................................................................................29

7.   COVENANTS..................................................................................................29
     7.1.     Payment of Note and Maintenance of Office.........................................................29
     7.2.     Reports...........................................................................................30
     7.3.     Taxes.............................................................................................30
     7.4.     Stay, Extension and Usury Laws....................................................................30
     7.5      Restricted Payments...............................................................................30
     7.6.     Dividend and Other Payment Restrictions Affecting Material Subsidiaries...........................31
     7.7.     Incurrence of Indebtedness and Issuance of Preferred Stock........................................32
     7.8.     Asset Sales.......................................................................................35
     7.9.     Transactions with Affiliates......................................................................37
     7.10.    Liens.............................................................................................38
     7.11.    Corporate Existence...............................................................................38
     7.12.    Offer to Repurchase Upon Change of Control........................................................38
     7.13.    Limitation on Sale and Leaseback Transactions.....................................................39
     7.14.    Limitation on Issuances and Sales of Equity Interests of Material Subsidiaries....................39
     7.15.    Insurance.........................................................................................39
     7.16.    Merger, Consolidation, or Sale of Assets..........................................................40
     7.17.    Hart-Scott-Rodino.................................................................................41
     7.18.    Reimbursement.....................................................................................41
     7.19.    Avoidance of Conflicts............................................................................42

8.   DEFAULTS AND REMEDIES......................................................................................42
     8.1.     Events of Default.................................................................................42
     8.2.     Acceleration......................................................................................43
     8.3.     Other Remedies....................................................................................44
     8.4.     Waiver of Past Defaults...........................................................................44
     8.5.     Control by Majority...............................................................................44
     8.6.     Rights of Holders of Notes to Receive Payment.....................................................44

9.   CONVERSION PROVISIONS......................................................................................45
     9.1.     Optional Conversion Right.........................................................................45
     9.2.     Exercise of Optional Conversion Right.............................................................45
     9.3.     Issuance of Certificates..........................................................................46
     9.4.     No Fractional Shares..............................................................................46
     9.5.     Merger of Holdings................................................................................46
     9.6.     Reclassification of Class A Common Stock..........................................................47
     9.7.     Reservation of Class A Common Stock...............................................................47
     9.8.     Taxes.............................................................................................47
     9.9.     No Rights or Liabilities as Stockholders..........................................................48
     9.10.    Limitation on Conversion..........................................................................48

10.  REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTE............................................................48
     10.1.    Note Register.....................................................................................48
     10.2.    Transfer and Conversion of Note...................................................................49
     10.3.    Replacement of Note...............................................................................49

11.  GUARANTEES.................................................................................................49
     11.1.    Execution and Delivery of Agreement Guarantees....................................................49
     11.2.    Subsidiary Guarantors may Consolidate, Etc. on Certain Terms......................................50

                                      ii

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
     11.3.    Releases Following Sale of Assets.................................................................50
     11.4.    Application of Certain Terms and Provisions to Holdings and the Subsidiary
              Guarantors........................................................................................50

12.  SECURITY AGREEMENTS........................................................................................51
     12.1.    Security Agreements...............................................................................51
     12.2.    Release of Collateral.............................................................................51
     12.3.    Termination of Security Interest..................................................................51

13.  CONDITIONS TO CLOSING......................................................................................52
     13.1     Conditions to Obligations of the Investor.........................................................52
     13.2     Conditions to the Obligations of the Obligors.....................................................53

14.  EXPENSES...................................................................................................53

15.  SURVIVAL...................................................................................................53

16.  AMENDMENTS AND WAIVERS.....................................................................................53

17.  NOTICES....................................................................................................54

18.  EXECUTION IN COUNTERPARTS..................................................................................55

19.  BINDING EFFECT.............................................................................................55

20.  GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER..........................................................55

21.  MISCELLANEOUS..............................................................................................56
     21.1.    Severability......................................................................................56
     21.2.    No Waiver.........................................................................................56
     21.3.    Further Assurances................................................................................56
     21.4.    Construction......................................................................................56

                                       iii

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Exhibit A     Form of Note

Exhibit B     Form of Security Agreement

Exhibit C     Form of Amended and Restated Security Agreement

Exhibit D     Form of Noteholders Agreement

Exhibit E     Form of Registration Rights Agreement

Exhibit F     Form of Second Amended Distribution Agreement

Exhibit G     Form of Agreement Guarantee

Exhibit H     Form of GM Loan Agreement

Exhibit I     Form of Director Agreement

                             NOTE PURCHASE AGREEMENT

              NOTE PURCHASE AGREEMENT, dated as of December 21, 2002, by and among XM SATELLITE RADIO INC., a Delaware corporation (the "Company"), XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation and the sole stockholder of the Company ("Holdings" and, together with the Company and Holdings, the "Obligors" or "XM"), and OnStar Corporation, a Delaware corporation (the "Investor" or "OnStar") (collectively, the "Parties," and each, a "Party").

                                   WITNESSETH

              WHEREAS, the Obligors are engaged in the development of a satellite digital audio radio service in the United States;

              WHEREAS, the Obligors require significant incremental capital to fund their operations and are in the process of attempting to restructure certain of their obligations under their outstanding securities and other contractual obligations;

              WHEREAS, as part of XM's refinancing efforts, the Obligors desire to eliminate the Company's obligations under the terms of Section 4(a) of the certain Amended and Restated Distribution Agreement, dated as of June 3, 1999, by and between the Company and OnStar (the "Distribution Agreement"), to make guaranteed payments to OnStar through December 31, 2006 in exchange for the issuance to the Investor of a Series GM Senior Secured Convertible Note in aggregate principal amount of $89,042,387 (the "Note" and together with any Notes issued in substitution or exchange therefor pursuant to this Agreement, the "Notes"), substantially in the form attached hereto as Exhibit A;

              WHEREAS, as an inducement to the Investor to accept the Note and agree to the elimination of OnStar's rights to receive such guaranteed payments through December 31, 2006, the Obligors will enter into (a) the General Security Agreement, substantially in the form attached hereto as Exhibit B, (b) the Company will enter into the FCC License Subsidiary Pledge Agreement, substantially in the form attached hereto as Exhibit C, (c) Holdings will enter into the Noteholders Agreement and Director Agreement, substantially in the forms attached hereto as Exhibit D and Exhibit I, respectively, (d) Holdings will enter into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit E, and (e) the Company will cause its subsidiary XM Equipment Leasing LLC to enter into, on the Closing Date referred to below, such General Security Agreement and an Agreement Guarantee, substantially in the form attached hereto as Exhibit F, and will cause certain other subsidiaries to enter into similar agreements in the circumstances described herein;

              WHEREAS, on the terms and subject to the conditions set forth herein, the Investor is willing to accept the Note and cause OnStar to agree to eliminate its rights to receive such guaranteed payments through December 31, 2006; and

              WHEREAS, the Parties desire to set forth the terms and conditions of and to provide for the issuance by the Obligors of the Note described herein.

              NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.     DEFINITIONS

              The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

              "Accredited Investor" has the meaning set forth in Rule 501(a) under the Securities Act.

              "Acquired Debt" means, with respect to any specified Person (x) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in each case, such Indebtedness or Lien, as applicable, is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person.

              "Adjusted Consolidated Operating Cash Flow" means, with respect to an Obligor, the Consolidated Operating Cash Flow of such Obligor for the latest four fiscal quarters for which consolidated financial statements of such Obligor are available, taken as a whole. For purposes of calculating Consolidated Operating Cash Flow for any four fiscal quarter period for purposes of this definition, all Subsidiaries of an Obligor on the date of the transaction giving rise to the need to calculate Adjusted Consolidated Operating Cash Flow (the "Transaction Date") shall be deemed to have been Subsidiaries of such Obligor at all times during such four fiscal quarter period.

              In addition, for purposes of calculating Adjusted Consolidated Operating Cash Flow:

              (1) acquisitions that have been made by the specified Obligor or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted Consolidated Operating Cash Flow for such reference period shall be calculated on a pro forma basis; and

              (2) the Consolidated Operating Cash Flow attributable to discontinued operations of such Obligor or its Subsidiaries, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

              "Affiliate Transaction" has the meaning set forth in Section 7.9 of this Agreement.

              "Agreement" means this Note Purchase Agreement (including any Schedules and Exhibits hereto), as it may from time to time be amended, supplemented or modified in accordance with its terms.

              "Agreements and Instruments" have the meaning specified in Section
4.6 of this Agreement.

              "Agreement Guarantee" means (1) the Guarantee, dated as of the Closing Date, entered into by XM Leasing Subsidiary in favor of the Holders and
(2) any other Guarantee entered into by a Subsidiary Guarantor in favor of the Holders pursuant to the terms of Section 11.1 hereof.

              "Asset Sale" means:

              (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of an Obligor and its Subsidiaries taken as a whole will be governed by the provisions of Sections 7.12 and 7.16(a) hereof and not by the provisions of Section 7.8 hereof; and

              (2) the issuance or sale of new Equity Interests, or the sale or other disposition of outstanding Equity Interests of an Obligor's Subsidiary.

              Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

              (1) any single transaction or series of related transactions that involves assets having a fair market value or that involve net proceeds of less than $1,000,000;

              (2) a transfer of assets between or among either Obligor and any of its Wholly Owned Subsidiaries,

              (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to an Obligor or to another Wholly Owned Subsidiary;

              (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

              (5)    the sale or other disposition of cash or Cash Equivalents;

              (6) a Restricted Payment or Permitted Investment that is permitted by Section 7.5 hereof;

              (7)    any Qualified Sale and Leaseback Transaction; and

              (8) the sale by XM Building Subsidiary of its real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

              "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

              "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have corresponding meanings.

              "Board of Directors" means:

              (1) with respect to a corporation, the board of directors of the corporation;

              (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

              (3) with respect to any other Person, the board or committee of such Person serving a similar function.

              "Board Resolution" means, with respect to an Obligor, a resolution duly adopted by the Board of Directors of such Obligor or a committee of the Board of Directors in the case of Holdings, certified by the Secretary or an Assistant Secretary of such Obligor to have been duly adopted and to be in full force and effect on the date of such certification.

              "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

              "Capital Stock" means:

              (1)    in the case of a corporation, corporate stock;

              (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

              (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

              (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means:

              (1)    United States dollars;

              (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

              (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000;

              (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

              (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

              (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

              "Change of Control" means the occurrence of any of the following:

              (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of an Obligor and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

              (2) the adoption of a plan relating to the liquidation or dissolution of an Obligor (other than a liquidation or dissolution of the Company into Holdings);

              (3) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person", other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings or the Company, measured by voting power rather than number of shares;

              (4) the first day on which a majority of the members of the Board of Directors of an Obligor are not Continuing Directors;

              (5) an Obligor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, an Obligor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of such Obligor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of an Obligor outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

              (6) the first day on which the Company ceases to be a Wholly Owned Subsidiary of Holdings.

              Notwithstanding the foregoing, neither the Concurrent Financing Transactions nor a Parent Company Merger shall constitute a "Change of Control".

              "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Holdings.

              "Closing" means the consummation of the transactions contemplated by this Agreement, including the sale and purchase of the Notes.

              "Closing Date" means the date of the Closing.

              "Collateral" means (1) the Collateral (as defined in the General Security Agreement), and (2) the Collateral (as defined in the FCC License Subsidiary Pledge Agreement).

              "Collateral Agent" means the collateral agent under the applicable Intercreditor Agreement.

              "Company" means XM Satellite Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

              "Concurrent Financing Transactions" means (1) the issuance of the Obligors' 10% Senior Secured Discount Convertible Notes due 2009 to certain new investors in an initial aggregate principal amount of $[185,000,000] (the "New Notes"), (2) the amendment of the Distribution Agreement to provide for, among other things, the issuance of the Notes and the payment of up to $35,000,000 in subscriber bounty payments in the form of Class A Common Stock, (3) the issuance of the Company's 14% Senior Secured Discount Notes due 2009, warrants to purchase Class A Common Stock (the "Exchange Warrants") and cash in exchange for some or all of the Company's outstanding 14% Senior Secured Notes due 2010 (the "Existing Notes"), (4) the Obligors' entering into a $100,000,000 Senior Secured Credit Facility with General Motors Corporation (the "GM Loan Agreement") to finance certain revenue share payments owed to the Investor under the Distribution Agreement or other amounts which may be owed to the Investor or General Motors Corporation, (5) the issuance of a warrant to the Investor to purchase 10,000,000 shares of Class A Common Stock (the "GM Warrant"), (6) the issuance and sale on or before the Closing Date, to the extent determined to be desirable by Holdings, or after the Closing Date to the extent contemplated by the letter agreement between Holdings and the BayStar Group, of Class A Common Stock, with or without warrants to purchase Class A Common Stock, in accordance with Section 4(2) of the Securities Act or pursuant to a registration statement under the Securities Act, all of which transactions shall be on terms substantially as previously disclosed to the Investor or otherwise on terms reasonably satisfactory to the Investor, including the proposed sale of 5,555,556 shares of Class A Common Stock to US Trust Company (the "US Trust Purchase") and warrants to purchase 900,000 shares of Class A Common Stock, and (7) execution, delivery and performance of all agreements, documents and instruments including the Noteholders Agreement, Director Agreement and Registration Rights Agreement, in substantially the form previously provided to the Investor, evidencing the transactions described in clauses (1) through (6) of this definition and arrangements contemplated thereby.

              "Concurrent Financing Transactions Issuances" means the issuances or potential issuances of: (a) Class A Common Stock upon conversion of the New Notes and the Notes; (b) the GM Warrant and Class A Common Stock upon exercise thereof; (c) the Exchange Warrants and Class A Common Stock upon exercise thereof; (d) Class A Common Stock as payment of interest on the GM Notes in accordance with the terms thereof; (e) Class A Common Stock as payment of interest under the GM Loan Agreement in accordance with the terms thereof; (f) Class A Common Stock pursuant to the Distribution Agreement in accordance with the terms thereof; and (g) Class A Common Stock and warrants issued and sold as contemplated by clause (6) of the definition of Concurrent Financing Transactions, including the US Trust Purchase and including Class A Common Stock upon exercise of such warrants.

              "Consolidated Net Income" means, with respect to an Obligor for any period, the aggregate of the Net Income of such Obligor and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

              (1) the Net Income (but not loss) of an Obligor's Subsidiary that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such Obligor or a Subsidiary thereof;

              (2) the Net Income of an Obligor's Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

              (3) the Net Income of an Obligor's Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

              (4) the cumulative effect of a change in accounting principles shall be excluded.

              "Consolidated Net Worth" means, with respect to a specified Person as of any date, the sum of:

              (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

              (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

              "Consolidated Operating Cash Flow" means, with respect an Obligor for any period, the Consolidated Net Income of such Obligor for such period, plus:

              (1) an amount equal to any extraordinary loss plus any net loss realized by such Obligor or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

              (2) any provision for taxes based on income or profits of such Obligor and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

              (3) consolidated interest expense of such Obligor and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

              (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Obligor and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

              (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

              Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of an Obligor shall be added to Consolidated Net Income to compute Consolidated Operating Cash Flow of such Obligor only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to such Obligor by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

              "Continuing Directors" means, with respect to an Obligor as of any date of determination, any member of the Board of Directors of such Obligor who:

              (1)    was a member of such Board of Directors on the date hereof;
or

              (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Conversion" means the conversion of all or a portion of the aggregate principal amount outstanding under the Note, together with accrued but unpaid premium and interest thereon, into shares of Class A Common Stock in accordance with the provisions of Section 9 of this Agreement.

              "Conversion Price" means ninety percent (90%) of the Fair Market Value of the Class A Common Stock on the Vesting Date, rounded to the nearest whole cent; provided, however, that the Conversion Price shall in no event be
(i) less than $5.00 per share nor greater than $10.00 per share during the year ended December 31, 2003; (ii) less than $5.00 per share nor greater than $15.00 per share during the year ended December 31, 2004; or (iii) less than $5.00 per share nor greater than $20.00 per share at any time on or after January 1, 2005.

              "Conversion Stock" means the shares of Class A Common Stock that may be issued upon Conversion, in accordance with the provisions of Section 9 of this Agreement.

              "Core XM Radio Assets" means XM Radio Assets reasonably necessary to operate the XM Radio Business.

              "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the beginning of the first fiscal quarter following the date hereof and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of Holdings is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

              "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

              "Director Agreement" means the Agreement, dated as of the Closing Date, by and among Holdings, AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC, AEA XM Investors IIA LLC, Columbia XM Radio Partners, LLC, Columbia XM Satellite Partners III, LLC, Columbia Capital Equity Partners II (QP), L.P., Columbia Capital Equity Partners III (QP), L.P., Clear Channel Investments, Inc., Hughes Electronics Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC and American Honda Motor Co., Inc., as such agreement may be amended, modified or supplemented from time to time.

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 1, 2010. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 7.5 of this Agreement.

              "Distribution Agreement" has the meaning set forth in the recitals hereof.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Event of Default" has the meaning set forth in Section 8.1 of this Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Act Filings" has the meaning set forth in Section 4.3 of this Agreement.

              "Existing Indebtedness" means Indebtedness of an Obligor and its Subsidiaries in existence on the date hereof, including the Indebtedness incurred or to be incurred pursuant to the Concurrent Financing Transactions, until such amounts are repaid.

              "Fair Market Value" means, with respect to the Class A Common Stock, the average, calculated to two decimal places, of the weighted average daily trading prices of such stock over the ten Trading Day period ending on the Trading Day prior to calculation thereof as reported on Bloomberg. If at any time the Class A Common Stock is not listed on any national securities exchange or quoted on the Nasdaq Stock Market or the over-the-counter market, the Fair Market Value of the Class A Common Stock shall be the fair value thereof as determined by the Board of Directors of Holdings in good faith.

              "FCC License Subsidiary" means XM Radio Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company.

              "FCC License Subsidiary Pledge Agreement" means the agreement, dated as of the Closing Date, among the Company, the Collateral Agent and the other parties thereto, providing for the pledge of the stock of the FCC License Subsidiary as security for the Notes and certain other indebtedness.

              "FCC License Subsidiary Pledge Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the FCC License Subsidiary Pledge Agreement.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

              "General Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement, dated as of the Closing Date, pursuant to which the collateral agent named therein will be appointed on behalf of the various secured creditor parties to serve as collateral agent under the General Security Agreement.

              "General Security Agreement" means the agreement, dated as of the Closing Date, among the Obligors, XM Leasing Subsidiary, the Collateral Agent and the Subsidiary Guarantors from time to time, providing for a grant of security interest in certain assets of the Company as security for the Notes and certain other indebtedness.

              "GM Loan Agreement" means the Credit Agreement, to be executed at the Closing, by and between the Investor and the Obligors, as such agreement may be amended, modified or supplemented from time to time.

              "Governmental Approval" means the authorization, consent, approval, license, ruling, permit, certification, exemption, filing or registration by or with a Governmental Entity required by applicable requirements of law to be obtained or held in connection herewith or with the Concurrent Financing Transactions.

              "Governmental Entity" means any international body or any nation or government, any state of political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

              "Governmental Licenses" has the meaning set forth in Section 4.8 of this Agreement.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

              "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

              "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

              (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

              (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

              "Holder" means a Person in whose name a Note is registered.

              "Holdings" means XM Satellite Radio Holdings Inc. and any and all successors thereto.

              "Hughes Repeater Contract" means the Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment by and between the Company and Hughes Electronics Corporation, dated February 14, 2000 as amended from time to time provided that such amendments, taken as a whole, shall not be materially adverse to the Company.

              "Hughes Repeater Escrow Agreement" means the agreement between the Company and Hughes Electronics Corporation, dated as of March 2, 2000, providing for the escrow of funds payable under the Hughes Repeater Contract.

              "Hughes Satellite Agreement" means the Satellite Purchase Agreement between the Company and Hughes Space and Communications Inc., dated July 21, 1999, as in effect on the date hereof and as it may be amended from time to time in any respect other than with respect to the terms or scope of the security interest granted by the Company thereunder.

              "incur" has the meaning set forth in Section 7.7 hereof.

              "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

              (1)    borrowed money;

              (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

              (3)    banker's acceptances;

              (4)    representing Capital Lease Obligations;

              (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

              (6)    representing any Hedging Obligations;

              if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" shall include (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person and (c) all Attributable Debt of such Person.

              The amount of any Indebtedness outstanding as of any date shall be:

              (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

              (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

              "Indenture" means the Indenture, dated as of the Closing Date, among the Company, each of the Guarantors named therein, and The Bank of New York, as Trustee, as amended or supplemented from time to time.

              "Intercreditor Agreements" means the General Intercreditor Agreement and the FCC License Subsidiary Pledge Intercreditor Agreement.

              "Interest Payment Date" means June 30 and December 31 of each year, commencing June 30, 2003, provided that if any Interest Payment Date is not a Business Day, the Interest Payment Date will be deferred and interest will be payable through the next Business Day.

              "Interest Rate" means a rate per annum of 10% of the outstanding principal amount of the Note.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

              "Investments" means, with respect to an Obligor, all direct or indirect investments by such Obligor in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by an Obligor or any Subsidiary of such Obligor of a Person that holds an Investment in a third Person shall be deemed to be an Investment by such Obligor in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in the final paragraph of Section 7.5 hereof.

              "Investor" has the meaning set forth in the recitals to this Agreement.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

              "material" means individually or in the aggregate (i) material in relation to the business, operations, affairs, assets, liabilities, financial condition, or properties of Holdings and its Subsidiaries taken as a whole or
(ii) having a value or worth, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), in excess of $10,000,000, provided, however, that any individual breaches or violations having a value or worth below $100,000, shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

              "Material Subsidiary" means with respect to an Obligor, a Subsidiary of such Obligor (1) the business, operations, affairs, assets, liabilities, financial condition, or properties of which are material to the business, operations, affairs, assets, liabilities, financial condition, or properties of the Obligors and their Subsidiaries taken as a whole, (2) owning assets having an aggregate book value greater than $10,000,000 or (3) that has been designated by the Board of Directors as a Material Subsidiary. Notwithstanding the foregoing, "Material Subsidiary" shall not include the Subsidiary contemplated by clause (10) of the definition of "Permitted Investments" herein.

              "Material Adverse Effect" means individually or in the aggregate
(i) a material adverse effect on the business, operations, affairs, assets, liabilities, financial condition or properties of Holdings and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform their respective obligations under this Agreement or any of the Transaction Documents, or (iii) an economic cost or liability, individually, or when combined with breaches of any other representation, warranty or covenant (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein), to Holdings or any of its Subsidiaries in excess of $10,000,000, in each case other than continued deferrals of vendor payments; provided, however, that any individual breaches or violations having an economic cost or resulting in a liability below $100,000 shall not be combined with breaches of any other representation, warranty or covenant for purposes of calculating the $10,000,000 threshold.

              "Maturity Date" means December 31, 2009.

              "Net Income" means, with respect to an Obligor or a Subsidiary of an Obligor, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

              (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

              (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

              "Net Proceeds" means the aggregate cash proceeds received by an Obligor or any of its Material Subsidiaries in respect of any Asset Sale or other transaction (including any cash received upon the sale or other disposition or any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or other transaction, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale or other transaction and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

              "Note" has the meaning set forth in the recitals hereof.

              "Noteholders Agreement" means the Second Amended and Restated Shareholders and Noteholders Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Obligors" means Holdings and the Company.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

              "OnStar" has the meaning set forth in the recitals hereto.

              "Parent Company Merger" means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company, provided that the holders of Voting Stock of Holdings immediately prior to such transaction own substantially all of the Voting Stock of the surviving entity immediately after such transaction, or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Holdings or of Holdings to the Company.

              "Pari Passu Indebtedness" means, with respect to an Obligor, Indebtedness of such Obligor that is pari passu in right of payment to the Notes.

              "Permitted Business" means any of the lines of business conducted by an Obligor and its Subsidiaries on the date hereof and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including in connection with such Obligor's existing and future technology, trademarks and patents.

              "Permitted Investments" means:

              (1)    any Investment in a Wholly Owned Subsidiary of Holdings;

              (2)    any Investment in Cash Equivalents;

              (3) any Investment by an Obligor or any Subsidiary of an Obligor in a Person, if as a result of such Investment:

              (a) such Person becomes a Wholly Owned Subsidiary of such Obligor; or

              (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, such Obligor or a Wholly Owned Subsidiary of such Obligor;

              (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.8;

              (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

              (6)    Hedging Obligations;

              (7) Investments in existence on the date hereof and modifications thereof (but not including any increase in the amount of such Investment);

              (8) Investments in securities of trade creditors or customers received in compromise of obligations of such Person incurred in the ordinary course of business, including under any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person;

              (9) Investments indirectly acquired by an Obligor or any of its Subsidiaries through a direct Investment in another Person made in compliance with this Agreement, provided that such Investments existed prior to and were not made in contemplation of such acquisition;

              (10) Investments in a joint venture with Sirius Satellite Radio, Inc., or an affiliate or successor thereof, the proceeds of which investments are used solely to develop interoperable radio technology capable of receiving and processing radio system signals broadcast by both the Company and Sirius Satellite Radio Inc., for the licensing of other satellite radio technology from the Company and Sirius Satellite Radio, Inc. in connection therewith and for activities reasonably ancillary thereto in accordance with the Joint Development Agreement between the Company and Sirius Satellite Radio, Inc., as in effect on the date hereof or as it may be amended in a manner not materially adverse to the Company; and

              (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the date hereof that are at the time outstanding not to exceed $10,000,000.

              "Permitted Liens" means:

              (1) Liens on any assets of an Obligor or its Material Subsidiaries securing Pari Passu Indebtedness incurred pursuant to clause (i) of
Section 7.7 hereof or Permitted Refinancing Indebtedness in respect thereof; provided that the Notes shall be equally and ratably secured by such assets;

              (2)    Liens in favor of an Obligor;

              (3) Liens on property, or on shares of stock or Indebtedness, of a Person existing at the time such Person is merged with or into or consolidated with an Obligor or any Subsidiary of an Obligor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Obligor or the Subsidiary;

              (4) Liens on property existing at the time of acquisition thereof by an Obligor or any Subsidiary of an Obligor, provided that such Liens were not incurred in contemplation of such acquisition;

              (5) Liens to secure the performance of bids, tenders, leases, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

              (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the third paragraph of Section 7.7 hereof covering only the assets acquired, constructed or improved with such Indebtedness;

              (7) Liens existing on the date hereof (including Liens arising under the Prior Indenture in favor of the trustee thereunder and Liens under the Hughes Repeater Escrow Agreement) and Liens securing Indebtedness incurred pursuant to the Concurrent Financing Transactions;

              (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

              (9)    Liens securing the Notes;

              (10) Liens that (a) are incidental to the conduct of an Obligor's or a Material Subsidiary's business or the ownership of its property and assets not securing Indebtedness, and (b) do not in the aggregate materially detract from the value of the assets or property of such Obligor and its Subsidiaries taken as a whole, or materially impair the use thereof in the operation of its business;

              (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

              (12) judgment Liens which do not give rise to an Event of Default;

              (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of an Obligor or any of its Subsidiaries;

              (14) any interest or title of a lessor under any Capital Lease Obligation;

              (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Obligors and their Subsidiaries;

              (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

              (17) Liens in favor of customs and revenue authorities arising as a mater of law to secure payment of customer duties in connection with the importation of goods;

              (18) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business that are not delinquent or remain payable without penalty;

              (19) Liens which secure Hedging Obligations that relate to Indebtedness otherwise permitted under this Agreement;

              (20) Liens encumbering property or other assets under construction in the ordinary course of business arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or other assets;

              (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

              (22) Liens on an Obligor's interests in satellites and its terrestrial repeater network, including under the Hughes Satellite Agreement, subsequent satellite procurement or launch contracts and the Hughes Repeater Contract;

              (23) Liens incurred in the ordinary course of business of the Obligors and their Subsidiaries with respect to obligations that do not exceed $10,000,000 (in the aggregate for both Obligors and their Subsidiaries) at any one time outstanding;

              (24) Liens on Qualified Receivables securing Indebtedness permitted by clause (xii) of the third paragraph of Section 7.7 hereof; and

              (25) Liens arising out of financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

              (26)   Liens securing Indebtedness permitted under clause (vii) of
Section 7.7, provided that such Liens are no more extensive than the Liens securing the Indebtedness refunded, refinanced or replaced thereby; and

              (27) Liens securing Indebtedness incurred in any Qualified Sale and Leaseback Transaction.

              "Permitted Refinancing Indebtedness" means any Indebtedness of an Obligor or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Obligor or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

              (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses, consent fees and premiums incurred in connection therewith);

              (2) (A) if such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such Permitted Refinancing Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the debt so extended, refinanced, renewed, replaced, defeased or refunded and a final Stated Maturity no earlier than the final maturity date of the debt so extended, refinanced, renewed, replaced, defeased or refunded or (B) in all other cases, such Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes;

              (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

              (4) such Indebtedness is incurred either by such Obligor or by the Subsidiary, as applicable, that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

              "Principals" means General Motors Corporation, DIRECTV Enterprises, Inc. and Clear Channel Investments, Inc.

              "Prior Indenture" means the Indenture, dated as of March 15, 2000, between the Company and U.S. Trust Company of New York, as Trustee, as amended or supplemented from time to time.

              "Qualified Institutional Buyer" has the meaning set forth in Rule 144A under the Securities Act.

              "Qualified Receivables" means the aggregate amount of accounts receivables of an Obligor determined in accordance with GAAP that are not more than 90 days past due.

              "Qualified Sale and Leaseback Transaction" means a sale and leaseback transaction (1) involving one or more satellites of an Obligor or any of its Subsidiaries and (2) the Net Proceeds of which, together with the aggregate Net Proceeds from all other sale and leaseback transactions involving satellites consummated after the date hereof (including any subsequent replacements, amendments or modifications thereof), do not exceed $150,000,000 (in the aggregate for the Obligors and their Subsidiaries).

              "Reclassified Securities" has the meaning set forth in Section 9.6 of this Agreement.

              "Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

              "Related Party" means:

              (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

              (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

              "Restricted Payment" has the meaning set forth in Section 7.5 of this Agreement.

              "SEC" means the Securities and Exchange Commission.

              "Second Amended Distribution Agreement" mean the Second Amended and Restated Distribution Agreement, to be executed at the Closing, by and among OnStar, Holdings and the Company, as such agreement may be amended, modified or supplemented from time to time.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Security Agreements" means the FCC License Subsidiary Pledge Agreement and the General Security Agreement.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

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              "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "Subordinated Indebtedness" means (i) with respect to the Company, either (a) unsecured Indebtedness of the Company contractually subordinated in right of payment to the Notes or (b) Indebtedness of Holdings (and not the Company) that is structurally subordinated to the Notes and (ii) with respect to Holdings, unsecured Indebtedness of Holdings that is contractually subordinated in right of payment to the Notes.

              "Subscriber" means a subscriber in good standing to the XM Radio Service that has paid subscription fees for at least one month of such service and whose subscription payments are not delinquent.

              "Subsidiary" means, with respect to any specified Person:

              (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

              (2) any partnership, trust or limited liability company (a) the sole general partner or the managing general partner, manager or trustee of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

              "Subsidiary Guarantor" means any entity that enters into an Agreement Guarantee pursuant to Section 11.

              "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, tariff, impost and other charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not imposed by any governing or taxing authority.

              "Tax Sharing Agreement" means the tax sharing agreement dated March 15, 2000 between the Obligors and XM Radio Inc., as in effect on the date hereof.

              "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the aggregate amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, outstanding as of the date of determination.

              "Total Incremental Equity" means, at any date of determination, the sum of, without duplication: (1) the aggregate cash proceeds received by Holdings after the Closing from the issuance or sale of Capital Stock of Holdings (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Pari Passu Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock of Holdings other than Disqualified Stock) to any Person other than a Subsidiary of Holdings; plus (2) an amount equal to the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to Holdings or any Subsidiary thereof after the Closing from such Person; provided, however, that the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by Holdings or any Subsidiary thereof in such Person and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (3) below; minus (3) the aggregate amount of all Restricted Payments declared or made on or after the Closing (including the aggregate amount paid pursuant to clauses (1), (2), (3), (4), (5) and (7) of the second paragraph of Section 7.5).

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              "Trading Day" means any day on which the Class A Common Stock is traded on the Nasdaq National Market or such other primary national securities exchange on which the Class A Common Stock is then listed or quoted.

              "Transaction Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including the Security Agreements, the Noteholders Agreement, the Director Agreement, the Intercreditor Agreements, the Registration Rights Agreement, the GM Loan Agreement, the Second Amended Distribution Agreement and the Agreement Guarantee of XM Leasing Subsidiary.

              "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

              "Vesting Date" has the meaning set forth in Section 9.2 of this Agreement.

              "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of directors, general partners, managers or trustees of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

              (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or liquidation preference, as applicable), including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

              (2) the then outstanding principal amount (or liquidation preference) of such Indebtedness (or Disqualified Stock, as applicable).

              "Wholly Owned" means, with respect to a Subsidiary of a specified Person, all of the outstanding Equity Interests of such Subsidiary (other than directors' qualifying shares) are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

              "XM Building Subsidiary" means XM 1500 Eckington LLC, a Delaware corporation and direct Wholly Owned Subsidiary of Holdings, and any and all successors thereto.

              "XM Capital Subsidiary" means XM Capital Resources Inc., a Delaware corporation and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

              "XM Leasing Subsidiary" means XM Equipment Leasing LLC, a Delaware limited liability company and direct Wholly Owned Subsidiary of the Company, and any and all successors thereto.

              "XM Radio Assets" means all assets, rights, services and properties, whether tangible or intangible, used or intended for use in connection with an XM Radio Business, including satellites, terrestrial repeating stations, FCC licenses, uplink facilities, musical libraries and other recorded programming, furniture, fixtures and equipment and telemetry, tracking, monitoring and control equipment.

              "XM Radio Business" means the business of transmitting digital radio programming throughout the United States by satellite and terrestrial repeating stations to be received by subscribers, including any business in which the Company was engaged on the date hereof, and any business reasonably related thereto.

              "XM Radio Service" means digital radio programming transmitted by satellites and terrestrial repeating stations to vehicle, home and portable radios in the United States.

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2.     PURCHASE AND SALE OF THE NOTES; CLOSING

              (a) The Obligors have duly authorized $89,042,387 in aggregate principal amount of the Series GM Senior Secured Convertible Notes due December 31, 2009, for issuance to the Investor on the terms and subject to the conditions set forth in this Agreement. The Notes will bear interest at the Interest Rate and will mature on December 31, 2009, unless earlier prepaid or Converted in accordance with the terms hereof, and will be in substantially the form of Exhibit A attached hereto, with such changes thereto, if any, as may be approved by the Parties.

              (b) Each Note shall be governed by, and the rights and the benefits of the Investor determined in accordance with, the terms and conditions of this Agreement and the Noteholders Agreement.

              (c) The principal amount, together with any premium or accrued interest thereon, may be Converted at any time, in whole or in part, at the option of the Holder thereof into Class A Common Stock in accordance with the provisions of Section 9 of this Agreement. The stock for which any such principal, premium and interest are Converted in accordance with this Section 2(c) shall be referred to as "Conversion Stock."

              (d) The Obligors may at any time after issuance thereof prepay the principal, together with all interest of the Notes then outstanding in whole, but not in part, by giving the Holders not less than 20 Business Days notice of the intention to prepay the Notes. The notice given will specify the date on which principal of the Notes will be prepaid and state that the Holders will be entitled at any time up to 5:00 p.m., New York City time, on the fifth Business Day before the date set for prepayment, to surrender their Notes for conversion into Class A Common Stock in accordance with the provisions of
Section 9 of this Agreement. If the Obligors give a prepayment notice, and the Holders do not elect to convert their Notes into Class A Common Stock, the Obligors will be required to pay all the outstanding principal on the Notes, together with all accrued but unpaid interest thereon to the date of prepayment, on the date specified in the prepayment notice.

              (e) The Closing shall take place as of 10 A.M., Eastern time, on the Closing Date, which shall be the next Business Day after the conditions set forth in Section 13 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) are first satisfied or waived. This Agreement shall terminate at 5:00 p.m., Eastern standard time, on March 31, 2003, if the Closing has not occurred, unless such date is extended by the written consent of the Obligors and the Investor. At the Closing, (a) each Party will deliver executed counterparts of each Transaction Document to which it is a party; (b) the Obligors shall deliver to the Investor: (i) the Note, together with an Agreement Guarantee of XM Leasing Subsidiary, (ii) a counterpart of the Second Amended Distribution Agreement duly executed by the Obligors, and (iii) a counterpart of the GM Loan Agreement duly executed by the Obligors; and (c) the Investor shall deliver to the Obligors: (i) a counterpart of the Second Amended Distribution Agreement duly executed by the Investor and OnStar, (ii) and a counterpart of the GM Loan Agreement duly executed by the Investor.

              (f) By its execution and delivery of this Agreement, the Investor hereby consents to and approves and, if necessary, will vote any Voting Stock it may own in favor of, the consummation by the Obligors and their Subsidiaries of the Concurrent Financing Transactions and all other transactions contemplated thereby including, without limitation, the Concurrent Financing Transactions Issuances.

3.     INTEREST AND REPAYMENT

              With respect to each Note:

       3.1.   INTEREST ON THE NOTES

              Interest will accrue on the Notes and be payable in arrears on each Interest Payment Date, commencing June 30, 2003. Each payment of principal or interest on the Notes will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made, except that the Obligors may, at their option and subject to the provisions of the last sentence of this Section 3.1, make any interest payment with shares of Class A Common Stock having an aggregate Fair Market Value as calculated on the applicable Interest Payment Date equal to the amount of the interest due. If the Obligors elect to pay interest in Class A Common Stock, the number of shares to be issued to the Holder shall be calculated by dividing the amount of interest due by the Fair Market Value of a share of Class A Common Stock on the applicable Interest Payment Date, with any fractional shares that may result treated in the manner set forth in Section 9.4 of this Agreement. The procedures for the issuance of certificates upon any such payment of interest in Class A Common Stock shall be governed by Section 9.3 hereof. The ability of the Obligors to pay interest in Class A Common Stock shall be expressly conditioned on such issuance not requiring a stockholder approval (which has not been obtained) under, or otherwise being in violation of, any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

       3.2.   INTEREST AFTER MATURITY

              In the event the Obligors shall fail to make any payment of the principal amount of, or interest on, any Note when due, the Obligors shall pay interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof (after as well as before judgment), accruing on a daily basis, at a per annum rate of 12% plus any additional interest pursuant to Section 2.2 of the Registration Rights Agreement (or such lesser maximum rate that is permitted to be paid under applicable law).

       3.3.   PAYMENTS AND COMPUTATIONS

              (a) The Obligors will pay all sums becoming due on each Note for interest, premium or principal, without the presentation or surrender of the Note or the making of any notation thereon, except that if a Note is paid in full, following such payment, the Note shall be surrendered to the Obligors at their principal office for cancellation.

              (b) Interest on each Note shall be calculated for the actual number of days (including the first day but excluding the last day of any relevant period) elapsed and shall be computed on the basis of a 360-day year of twelve 30-day months.

              (c) If a payment date is not a Business Day at a place of payment, then (notwithstanding any other provision of this Agreement or the Notes) payment of interest, premium or principal otherwise due on such date shall instead be made at that place on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

       3.4.   PAYMENT AT MATURITY OR UPON CONVERSION

              (a) The outstanding principal amount of each Note, together with any premium and accrued interest thereon, shall be due and payable in full in cash on the earlier of: (i) the Maturity Date, or (ii) such other date as the Note becomes due and payable or purchasable pursuant to this Agreement. Payment of principal of and premium, if any, on the Notes will be made to each Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address and to such account as the Holder shall specify in writing to the Obligors at least five Business Days before such payment is to be made.

              (b) Upon any Conversion of any Note in accordance with the terms of Section 9 hereunder, the principal amount of each Note, (or any portion thereof subject to such Conversion), together with any premium or accrued interest thereon, shall be Converted into a number of shares of Class A Common Stock, equal to such principal amount, premium and accrued interest divided by the Conversion Price, with any fractional shares that may result treated in the manner set forth in Section 9.4 of this Agreement.

4.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF XM

              Each of the Obligors hereby represents and warrants to and agrees with the Investor as follows as of the date hereof:

       4.1.   INCORPORATION, STANDING, ETC.

              Each of the Obligors and the Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which each is a party and to perform its obligations hereunder and thereunder. Each of the Obligors has the corporate power and authority to issue the Notes and perform its obligations thereunder. Each of the Obligors and XM Leasing Subsidiary has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which each is a party and the performance of its obligations hereunder and thereunder. Each of the Obligors has, by all necessary corporate action, duly authorized the execution and delivery of the Notes and the performance of its obligations thereunder. Each Subsidiary Guarantor has, by all necessary corporate action, duly authorized the execution and delivery of its Agreement Guarantee and the performance of its obligations thereunder.

       4.2.   SUBSIDIARIES

              The Company, the FCC License Subsidiary, XM Building Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are the only Material Subsidiaries. The only assets of the FCC License Subsidiary consist of all of the FCC licenses used in transmitting the XM Radio Service. The only assets of the XM Building Subsidiary consist of real property located at 1500 Eckington Place, NE, Washington, DC and related improvements.

              All of the outstanding Capital Stock of the Company and XM Building Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by Holdings free and clear of any Lien. All of the outstanding Capital Stock of the FCC License Subsidiary, XM Capital Subsidiary and XM Leasing Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and all such Capital Stock is owned beneficially and of record by the Company free and clear of any Lien, except as contemplated by the FCC License Subsidiary Pledge Agreement or its predecessor agreement.

       4.3.   SEC REPORTS

              (a) The Obligors have provided to the Investor a draft of their Offering Circular, dated December 21, 2002, to be used in connection with the exchange contemplated by clause (3) of the definition of Concurrent Financing Transactions (the "Offering Circular"), which contains information about the Obligors' business. Such draft of the Offering Circular does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The Annual Reports on Form 10-K for the year ended December 31, 2001 filed by the Obligors, and all other reports filed by the Obligors pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001 (collectively, the "Exchange Act Filings") through the Closing Date, complied and will comply (as the case may be) as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and such filings, taken as a whole, do not and will not (as the case may be) include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Holdings is eligible to register Class A Common Stock for resale by the Holders pursuant to a registration statement on Form S-3 under the Securities Act.

       4.4.   QUALIFICATION

              Each of the Obligors and the Material Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

       4.5.   AUTHORIZATION OF AGREEMENT AND NOTES

              (a) This Agreement has been duly executed and delivered by each of the Obligors and constitutes a valid, binding and enforceable obligation of each of them, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (b) When, on the Closing Date, the Notes and the Security Agreements have been duly executed and delivered by the Company and the Notes have been paid for by the Investor in accordance with the terms of this Agreement, the Notes and the Security Agreements will constitute valid, binding and enforceable obligations of the Company, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (c) When, on the Closing Date, the Notes, the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement have been duly executed and delivered by Holdings and the Notes have been paid for by the Investor in accordance with the terms of this Agreement, the Notes, the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement will constitute valid, binding and enforceable obligations of Holdings, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (d) When, on the Closing Date, the Agreement Guarantee of XM Leasing Subsidiary has been duly executed and delivered by XM Leasing Subsidiary in accordance with the terms of this Agreement, such Agreement Guarantee will constitute a valid, binding and enforceable obligation of XM Leasing Subsidiary, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

       4.6.   ABSENCE OF DEFAULTS AND CONFLICTS

              Neither of the Obligors nor any of the Material Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of the Obligors or the Material Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement and the Transaction Documents by the Obligors and the Material Subsidiaries party thereto in connection with the transactions contemplated hereby and thereby, and the consummation of the transactions contemplated herein and therein (including the issuance of the Notes) and compliance by the Obligors and the Material Subsidiaries with their respective obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default (or an event that with notice, lapse of time or both would become a default) under, require the Obligors to conduct an offer to repurchase any outstanding Obligations in accordance with the documents establishing the terms under which such Obligations were incurred, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Obligors or any of the Material Subsidiaries pursuant to such Agreements and Instruments, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws or other charter documents of either of the Obligors or any of the Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, stock exchange or Nasdaq Stock Market or court, domestic or foreign, having jurisdiction over either of the Obligors, any of the Material Subsidiaries or any of the assets or properties of the Obligors and the Material Subsidiaries.

              There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions, in each case, which could be violated or triggered by the ownership level of a stockholder or group, under Holdings' certificate of incorporation or the laws of the State of Delaware that would be violated or triggered by the Investor and the Obligors fulfilling their obligations or exercising their rights under the Notes or the Transaction Documents, including the Obligors' issuance of the Notes and the Investor's subsequent Conversion of Notes for Conversion Stock.

       4.7.   ABSENCE OF PROCEEDINGS

              Except as disclosed in Schedule 4.7, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Obligors threatened, against or affecting the Obligors, the Material Subsidiaries, any of the Officers or directors of the Obligors or Material Subsidiaries in their capacity as such, or any of the property or assets of the Obligors or Material Subsidiaries. There has not been, and to the knowledge of the Obligors there is not pending or contemplated, any investigation by the SEC involving the Obligors or any current or former director or officer of an Obligor with respect to such Obligor or any Subsidiary thereof. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by an Obligor under the Exchange Act or the Securities Act.

       4.8.   POSSESSION OF LICENSES AND PERMITS

              Except as disclosed in Schedule 4.8: (i) each of the Obligors and the Material Subsidiaries possesses such material permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or planned to be conducted by it; (ii) each of the Obligors and the Material Subsidiaries is in compliance with the terms and conditions of all of its Governmental Licenses; (iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither of the Obligors nor any of the Material Subsidiaries has received any notice of, nor do any of them have any knowledge of any pending or threatened (or any basis therefor), proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any Governmental Licenses.

       4.9.   NO VIOLATIONS OF LAWS

              Neither of the Obligors nor any of the Material Subsidiaries has violated any law, including (i) the U.S. Communications Act of 1934, as amended, and the rules or regulations promulgated thereunder, (ii) any applicable state law or regulation concerning intra-state telecommunications, and (iii) any foreign law or regulation concerning international communications, in each case the violation of which, together with any other such violations, would have a Material Adverse Effect.

       4.10.  INTERNAL ACCOUNTING CONTROLS

              The books, records and accounts of each of the Obligors and the Material Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the respective Obligors and Material Subsidiaries. Each of the Obligors and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;

(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       4.11.  TAX RETURNS AND PAYMENTS

              The Obligors and the Material Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all Taxes shown on such returns and all other Taxes and other governmental charges levied upon them and their respective properties, assets, income and franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or the Material Subsidiaries, as the case may be, have established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Obligors and the Material Subsidiaries in respect of Taxes for all fiscal periods are adequate in the reasonable opinion of the Obligors and, to the knowledge of the Obligors, there are no additional assessments for such periods or any basis therefore.

       4.12.  INDEBTEDNESS

              Neither of the Obligors nor any of the Material Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any interest or principal on any Indebtedness in aggregate principal amount in excess of $5,000,000.

       4.13.  TITLE TO PROPERTIES; LIENS

              Each of the Obligors and the Material Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all Liens, except for Permitted Liens.

       4.14.  PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC.

              Except as disclosed in Schedule 4.14, each of the Obligors and the Material Subsidiaries owns, possesses or has the right to use (without any known conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of its business as currently conducted.

       4.15.  GOVERNMENTAL CONSENTS

              Except as may be required to be obtained or made under the Securities Act and applicable state securities laws in connection with the exercise of any registration rights of a Holder provided for in the Registration Rights Agreement or any registration rights granted to purchasers in the offering(s) contemplated by clause (6) of the definition of Concurrent Financing Transactions, neither of the Obligors nor any of the Material Subsidiaries is required to procure, make or file any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body in order to execute and deliver this Agreement and the Notes and to perform its obligations hereunder and under any and all Transaction Documents.

       4.16.  RESTRICTIONS

              Except for the restrictions contained herein or under applicable law, there will be no restrictions upon the Notes (including any restrictions set forth in any existing shareholder agreement), with the exception of any restrictions contained in the Noteholders Agreement, the Director Agreement and the Registration Rights Agreement.

       4.17.  CAPITALIZATION

              The authorized, issued and outstanding Capital Stock of Holdings is as set forth in Schedule 4.17 hereof under "Capitalization." All of the outstanding shares of Capital Stock of Holdings are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 4.17, neither of the Obligors nor any of the Material Subsidiaries has outstanding any securities convertible into or exchangeable for any of its Capital Stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock. Subject to the provisions of
Section 9.7, all shares of Conversion Stock will, when issued in accordance with the terms of this Agreement and the Notes, be duly and validly issued, fully paid and non-assessable and free from all Liens (other than any Liens created by Holders).

       4.18.  SENIORITY OF NOTES

              The Notes shall rank equal to all Indebtedness incurred by the Obligors pursuant to the Concurrent Financing Transactions and all Indebtedness of the Company under the Prior Indenture. Except as disclosed on Schedule 4.18, the Notes shall rank senior to all other existing Indebtedness of the Obligors as of the date of issuance of the Notes.

       4.19.  MATERIAL EVENTS

              Except as disclosed in the Exchange Act Filings and the Offering Circular, since September 30, 2002, there has not been with respect to Holdings or any of its Material Subsidiaries:

              (a) any event which could reasonably be expected to result in a Material Adverse Effect; or

              (b) any damages, destruction or loss to the properties or assets of either of the Obligors or any of the Material Subsidiaries, whether or not covered by insurance, that has or could reasonably be expected to have a Material Adverse Effect or that in the aggregate exceeds $100,000; or

              (c) any loss or waiver by either of the Obligors or any of the Material Subsidiaries of any right, not in the ordinary course of business, or any material debt owed to any of them; or

              (d) other than the sales of assets in the ordinary course of business (including pursuant to sale leaseback transactions), any sale, transfer or other disposition of, or agreements to sell, transfer or otherwise dispose of, any assets by either of the Obligors or any of the Material Subsidiaries in excess of $100,000 in the aggregate, or any cancellation or agreement to cancel any debt or claims of either of the Obligors or any of the Material Subsidiaries; or

              (e) any declaration or setting aside or payment of any dividend (whether in cash, property or stock) or any distribution (whether in cash, property or stock) or other payment with respect to any of the Capital Stock of either of the Obligors or any of the Material Subsidiaries, or any repurchase, purchase or other acquisition of, or agreement to repurchase, purchase or otherwise acquire, any Capital Stock of either of the Obligors or any of the Material Subsidiaries; or

              (f) any amendment or termination of any contract, agreement or license to which either of the Obligors or any of the Material Subsidiaries is a party or by which it is bound, except where such amendment or termination could not be reasonably expected to have a Material Adverse Effect; or

              (g) any resignation or termination or employment of any key employee, and there is no impending or threatened resignation or termination or terminations of employment of any key employee; or

              (h) any labor dispute (including any negotiation, or request for negotiation, for any labor representation or any labor contract) affecting either of the Obligors or any of the Material Subsidiaries; or

              (i) any application of any existing (or the enactment of any new) environmental law or personnel, product safety law or other governmental regulation that has or which could reasonably be expected to have a Material Adverse Effect.

       4.20.  FINANCIAL STATEMENTS

              The financial statements and schedules of Holdings and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

              The financial statements and schedules of the Company and its consolidated subsidiaries included in the Exchange Act Filings comply as to form in all material respects with applicable accounting requirements and present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments).

       4.21.  NO UNDISCLOSED FEES

              Except as disclosed on Schedule 4.21, there are no fees or payments to be made by either Obligor to bankers, brokers or agents with regard to the issue and delivery of the Notes or the transactions contemplated by the Concurrent Financing Transactions.

       4.22.  NO TRANSACTIONS WITH AFFILIATES

              Neither of the Obligors nor any of the Material Subsidiaries is presently party to any material transaction with an Affiliate thereof on terms any less favorable to such Obligor or Material Subsidiary than would have been obtainable in arm's length dealing with a Person not an Affiliate.

       4.23.  REGISTRATION RIGHTS

              Except as disclosed on Schedule 4.23, there are no contracts, agreements or understandings between Holdings and any other Person granting such Person the right to require Holdings to file a registration statement under the Securities Act with respect to any securities that Holdings owned or to be owned by such a Person or to require Holdings to include such securities in the securities registered pursuant to any of the registration statements filed by Holdings under the Securities Act.

       4.24.  PRIVATE PLACEMENT

              Neither of the Obligors nor any Person acting on such Obligor's behalf has sold or offered to sell or solicited any offer to buy the Notes by means of any form of general solicitation or advertising. Neither of the Obligors nor any of its Affiliates nor any Person acting on such Obligor's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of an exemption from registration under the Securities Act in connection with the offer and sale of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to this Agreement to be integrated with other securities offerings by such Obligor (including any such offering contemplated by the Concurrent Financing Transactions) for purposes of any applicable law, regulation or shareholder approval provisions, including under the rules and regulations of the Nasdaq Stock Market.

       4.25.  ACKNOWLEDGEMENT REGARDING INVESTOR'S PURCHASE OF THE NOTE

              The Obligors acknowledge and agree that the Investor is acting solely in the capacity of an arm's-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Obligors further acknowledge that the Investor is not acting as a financial advisor or fiduciary of the Obligors (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor's purchase of the Notes. Each Obligor further represents to the Investor that its decision to enter into this Agreement has been based solely on its independent evaluation and the independent evaluation of its representatives.

5.     REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

              The Investor represents and warrants to and agrees with each Obligor that as of the date hereof:

       5.1.   RISKS OF INVESTMENT

              Its management recognizes that the purchase of a Note and any securities which may be issued in payment of interest on or upon the Conversion thereof (collectively, the "Securities") involves a high degree of risk including the following: (i) an investment in the Obligors is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Obligors and purchasing the Securities; (ii) the Investor may not be able to liquidate its investment; (iii) transferability of the Securities is restricted; (iv) in the event of a disposition of the Securities, the Investor could sustain the loss of its entire investment and (v) the Obligors do not anticipate the payment of dividends in the foreseeable future.

       5.2.   INVESTMENT EXPERIENCE

              Its management has prior investment experience, including investment in securities which are traded on the Nasdaq National Market. To the extent it has deemed appropriate, the Investor has retained and relied upon professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of Notes hereunder.

       5.3.   ABILITY TO BEAR RISK

              By reason of its management's business or financial experience the Investor has the capacity to protect its own interests in connection with the transaction contemplated hereby, and is able to bear the economic risk which it hereby assumes.

       5.4.   RECEIPT AND REVIEW OF DOCUMENTATION

              Its management has been furnished by the Obligors during the course of this transaction with information regarding the Obligors which such Investor's management has requested, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Obligors concerning the terms and conditions of the Securities, and has received any additional information which it's management has requested.

       5.5.   ACQUISITION FOR OWN ACCOUNT.

              The Investor is acquiring the Securities for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

       5.6.   NO PUBLIC MARKET; RULE 144

              (a) Its management understands that there currently is no public market for the Notes. Its management understands and hereby acknowledges that the Obligors are under no obligation to register the Notes under the Securities Act or any state securities or "blue sky" laws.

              (b) The Investor's management acknowledges and agrees that the shares of Class A Common Stock the Investor may receive upon Conversion of Notes must be held indefinitely unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Holdings, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

       5.7.   ORGANIZATION, GOOD STANDING, CORPORATE AUTHORITY

              It is duly organized and validly existing as a corporation and in good standing under the laws of the State of Delaware, with requisite power and authority (corporate and other) to own its properties and conduct its business.

       5.8.   DUE AUTHORIZATION

              The execution and delivery of, and the performance by the Investor of its obligations under, this Agreement and the other Transaction Documents to which it is a party have been duly and validly authorized and, upon execution and delivery thereof, this Agreement and the other Transaction Documents to which it is a party will constitute the legal, valid, binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       5.9.   QUALIFIED INSTITUTIONAL BUYER, ACCREDITED INVESTOR

              It is:

              (a) a Qualified Institutional Buyer and an institutional Accredited Investor, and

              (b) aware that the sale of Securities to it is being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereunder.

       5.10.  ACKNOWLEDGEMENT REGARDING INVESTOR'S PURCHASE OF NOTES

              It acknowledges that it is not relying upon any person, firm or corporation (other than the Obligors) in making its investment or decision to invest in the Notes.

6.     RESTRICTIONS ON TRANSFER

              (a) The Investor agrees, and each subsequent Holder of the Securities by its acceptance thereof will agree (to the extent bound by the terms of the Noteholders Agreement), to offer, sell or otherwise transfer such Securities only in compliance with the terms and conditions set forth in the Noteholders Agreement. The Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

Certificates evidencing Securities shall not be required to contain such legend
(i) following any sale of such Securities pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 under the Securities Act, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not, in the opinion of counsel to Holdings, required in the circumstances under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).

              (b) In addition, the Investor acknowledges that each certificate representing Securities will contain a legend substantially to the following effect:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN SHAREHOLDERS AND NOTEHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE SHAREHOLDERS AND NOTEHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

              Upon termination of the Noteholders Agreement, the Obligors shall remove the applicable legend from the certificate(s) representing such Securities promptly upon request of the Holder thereof and shall promptly deliver replacement certificate(s) to such Holder.

7.     COVENANTS

              The Obligors hereby covenant and agree with the Investor as follows, it being understood that prior to the Closing only those covenants specified in Sections 7.2, 7.17, and 7.19 shall be in effect.

       7.1.   PAYMENT OF NOTE AND MAINTENANCE OF OFFICE

              The Obligors will punctually pay or cause to be paid the principal, premium (if any) and interest due in respect of each Note according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States of America where notices, presentations and demands in respect of this Agreement and the Note may be made upon them and will notify the Holder of such Note of any change of location of such office. Such office is presently maintained at 1500 Eckington Place, NE, Washington, DC 20002.

       7.2.   REPORTS

              So long as any Notes are outstanding, each of the Obligors shall file with the SEC, within the time periods specified in the SEC's rules and regulations, periodic reports on Forms 10-Q, 10-K and 8-K (or any successor forms). If at any time an Obligor is not required to file such reports, such Obligor (as the case may be) shall furnish to the Holders within such time periods: (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if such Obligor were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial statements only, a report thereon by the certified independent accountants of such Obligor and (ii) all information that would be required to be filed with the SEC on Form 8-K if such Obligor were required to file such reports.

       7.3.   TAXES

              Each of the Obligors shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

       7.4.   STAY, EXTENSION AND USURY LAWS

              Each of the Obligors and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Obligors and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any rights of the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted. Notwithstanding any provision to the contrary contained in any Note or Transaction Document, it is expressly agreed and provided that the total liability of the Obligors under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law, and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Obligors may be obligated to pay under the Notes exceed such maximum lawful rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the maximum lawful rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the maximum lawful rate is paid by the Obligors to the Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Obligors, the manner of handling such excess to be at such Investor's election.

       7.5    RESTRICTED PAYMENTS

              Neither of the Obligors shall directly or indirectly (through a Material Subsidiary or otherwise): (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of either Obligor (including any payment in connection with any merger or consolidation involving an Obligor) or to the direct or indirect holders of such Equity Interests in their capacities as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of an Obligor and cash in lieu of fractional interests not to exceed 1% of the Equity Interests distributed or paid); (ii) other than pursuant to a Parent Company Merger, purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving an Obligor) any Equity Interests of an Obligor (other than any such Equity Interests owned by an Obligor or any of its Material Subsidiaries) or any Affiliate of an Obligor (other than any of its Material Subsidiaries); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes except a payment of interest or a payment of principal at Stated Maturity thereof; or
(iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

              So long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit: (1) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of an Obligor or of any Equity Interests of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of an Obligor) of, Equity Interests of Holdings (other than Disqualified Stock) and cash payments in lieu of fractional interests not to exceed 1% of the Equity Interests so redeemed, repurchased, retired, defeased or otherwise acquired; (2) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of an Obligor in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary of an Obligor) of, Permitted Refinancing Indebtedness; (3) the declaration or payment of any dividend or distribution by a Wholly Owned Subsidiary of an Obligor to the holders of its common Equity Interests; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Subsidiary thereof held by any member of such Obligor's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date hereof; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period; (5) the purchase of any Subordinated Indebtedness of an Obligor at a purchase price not greater than 100% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, following an Asset Sale in accordance with provisions similar to those contained in Section 7.8; provided, however, that prior to making any such purchase the Obligor has made the Excess Proceeds Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer; (6) making payments to dissenting shareholders pursuant to applicable law in connection with a consolidation or merger of an Obligor made in compliance with the provisions of this Agreement; (7) Investments, other than Permitted Investments, in an amount equal to 100% of Total Incremental Equity determined as of the date any such Investment is made; (8) the purchase of (a) any Subordinated Indebtedness of an Obligor at a purchase price not greater than 101% of the principal amount or accreted value thereof, as the case may be, together with accrued interest, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 7.12 or (b) any Preferred Stock of an Obligor at a purchase price not greater than 101% of the liquidation preference thereof, together with accrued dividends, if any, in the event of a Change of Control in accordance with provisions similar to those of Section 7.12; provided, however, that, in each case, prior to such purchase the Obligors have made the Change of Control Offer required by this Agreement with respect to the Notes and have purchased all Notes validly tendered for payment in connection with such Change of Control Offer; (9) the payment of any dividend required pursuant to the Tax Sharing Agreement between the Obligors, as such is in effect on the date hereof; and (10) any payments required by Section 9.7(b) of the Note Purchase Agreement for the New Notes.

              The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by an Obligor pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of such Obligor whose Board Resolution with respect thereto shall be conclusive. Such Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value of such assets or securities exceeds $20,000,000.

       7.6. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING MATERIAL SUBSIDIARIES

              Neither of the Obligors shall, or permit any of the Material Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Material Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to such Obligor or any of its Material Subsidiaries or with respect to any other interest or participation in, or measured by, its profits or pay any indebtedness owed to either of the Obligors or any of the Material Subsidiaries, (b) make loans or advances to either of the Obligors or any of the Material Subsidiaries, (c) transfer any of its properties or assets to either of the

Obligors or any of the Material Subsidiaries, or (d) guarantee any Indebtedness of either of the Obligors or any of the Material Subsidiaries.

              However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

              (1) Existing Indebtedness as in effect on the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or Indebtedness pursuant to the Concurrent Financing Transactions, as in effect on the date hereof;

              (2)    Indebtedness pursuant to the Notes and this Agreement;

              (3)    applicable law;

              (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by either of the Obligors or any of the Material Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

              (5) customary non-assignment provisions in leases or contracts or real property mortgages or related documents entered into in the ordinary course of business and consistent with past practices;

              (6) purchase money obligations, Capital Lease Obligations or mortgage financings that impose restrictions on the property so acquired of the nature described in clause (c) of the preceding paragraph;

              (7) any agreement for the sale or other disposition of a Material Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

              (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

              (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

              (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

              (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

       7.7.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

              Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and neither of the Obligors shall issue any Disqualified Stock.

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              Neither of the Obligors shall incur any Indebtedness (including
Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Obligor unless such Indebtedness is also contractually subordinated to the Notes on substantially identical terms; provided, however, that no Indebtedness of such Obligor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Obligor solely by virtue of being unsecured.

              The provisions of the first paragraph of this Section 7.7 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                      (i) the incurrence by an Obligor of Pari Passu Indebtedness in an aggregate principal amount (including the aggregate principal amount of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i)), which does not exceed $100,000,000 (in the aggregate for both Obligors); provided that (A) no more than $50,000,000 thereof (less any amount of Indebtedness incurred under clause (xii) below) may consist of Indebtedness under revolving credit working capital facilities entered into with one or more commercial bank or similar institutional lenders and (B) none of which may consist of Indebtedness under any other type of borrowing arrangement with a commercial bank or similar institutional lender;

                      (ii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor incurred to finance the construction, expansion, development or acquisition of music libraries and other recorded music programming, furniture, fixtures and equipment (including satellites, ground stations and related equipment) if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                      (iii) unsecured Subordinated Indebtedness or Disqualified Stock of an Obligor in an aggregate principal amount (or liquidation preference, as applicable) (including the aggregate principal amount (or liquidation preference, as applicable) of all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock, as applicable, incurred pursuant to this clause (iii)) at any time outstanding not to exceed the product of (a) $100.00 and
              (b) the number of Subscribers at such time if such Subordinated Indebtedness or Disqualified Stock, as applicable, has a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Notes and has a final Stated Maturity of principal later than the Stated Maturity of principal of the Notes;

                      (iv) the incurrence by an Obligor or a Material Subsidiary of Existing Indebtedness and the incurrence by an Obligor or a Material Subsidiary of Indebtedness pursuant to the Concurrent Financing Transactions;

                      (v) the incurrence by the Obligors of the Indebtedness represented by the Notes;

                      (vi) the incurrence by an Obligor or a Material Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction or improvement of (A) replacement satellites and related equipment and launches in an aggregate principal amount (or initial accreted value if such indebtedness is issued with original issue discount), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi)(A), not to exceed $200,000,000 at any time outstanding in the aggregate for both of the Obligors and all of the Material Subsidiaries and (B) property, plant or equipment used in the business of such Obligor or Material Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), not to exceed $30,000,000 at any time outstanding (in the aggregate for both of the Obligors) and all of the Material Subsidiaries;

                      (vii) the incurrence by an Obligor or a Material Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses (i),
              (ii), (iii), (iv), (v), (vi), (vii), (xiii), (xiv) or (xv) of this paragraph;

                      (viii) the incurrence by an Obligor or a Material Subsidiary of intercompany Indebtedness between or among such Obligor and any of its Material Subsidiaries; provided, however, that: (a) if such Obligor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than such Obligor or a Material Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either such Obligor or a Material Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Obligor or such Material Subsidiary, as the case may be, that was not permitted by this clause (viii);

                      (ix) the incurrence by an Obligor of Hedging Obligations that are incurred for the sole purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding or (y) fluctuation in currency values;

                      (x) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant;

                      (xi) the incurrence by an Obligor of additional Indebtedness (including Acquired Debt) or Disqualified Stock in an aggregate principal amount (or liquidation preference or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xi), not to exceed $30,000,000 in the aggregate for both Obligors;

                      (xii) Indebtedness the proceeds of which are utilized solely to finance working capital in an aggregate principal amount not to exceed the lesser of (a) $50,000,000 and (b) 80% of Qualified Receivables (in the aggregate for both Obligors);

                      (xiii) financing provided by a satellite or satellite launch vendor or Affiliate thereof of all or part of the cost of construction, launch and insurance of one or more replacement satellites or satellite launches relating to such satellites provided by such vendor or its Affiliates;

                      (xiv) Indebtedness for which the Obligors have received consent of the Note Investors (as defined therein) in accordance with Section 5.1 of the Noteholders Agreement; and

                      (xv)    any Qualified Sale and Leaseback Transaction.

              For purposes of determining compliance with this Section 7.7, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through xv) above, an Obligor shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 7.7 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses.

                                       34

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       7.8.   ASSET SALES

              Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, consummate an Asset Sale unless (x) such Obligor or Material Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of; (y) such fair market value shall be determined by such Obligor's Board of Directors (whose good faith determination shall be conclusive) and evidenced by a Board Resolution; and (z) at least 75% of the consideration received therefore by such Obligor or Material Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Obligor's or Material Subsidiary's most recent balance sheet or in the notes thereto) of such Obligor or Material Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases such Obligor or Material Subsidiary from further liability and (B) any securities, notes or other obligations received by such Obligor or Material Subsidiary from such transferee that are converted by such Obligor or Material Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of receipt thereof, shall be deemed to be cash for purposes of this provision.

              A transfer of assets by the Company to a Material Subsidiary or by a Material Subsidiary to an Obligor or to another Material Subsidiary, and an issuance of Equity Interests by a Material Subsidiary to an Obligor or to another Material Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section 7.5 hereof will not be deemed to be an Asset Sale.

              Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Obligor or a Material Subsidiary may (a) apply the Net Proceeds from such Asset Sale, at its option, (i) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, or Voting Stock of a Subsidiary engaged in a Permitted Business (other than any such Voting Stock owned or held by an Obligor or a Material Subsidiary), (ii) to make a capital expenditure, or (iii) to acquire other assets that are used or useful in a Permitted Business that have an expected useful life of one year or longer; (b) enter into a legally binding agreement to apply such Net Proceeds as described in the preceding clause (a) within six months after such agreement is entered into and apply such Net Proceeds in accordance with the terms of such agreement or the provisions of clause (a) above; provided that if such agreement terminates such Obligor shall have until the earlier of (i) 90 days after the date of such termination and (ii) six months after the date of the Asset Sale resulting in such Net Proceeds to effect such an application; or (c) permanently repay (and reduce the commitments with respect to) Pari Passu Indebtedness and the Notes, pro rata. Pending the final application of any such Net Proceeds, the Obligor or a Material Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10,000,000, the Obligors shall commence an offer (an "Asset Sale Offer") pursuant to this Section 7.8 to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Agreement with respect to offers to purchase or redeem with the proceeds of sales of assets (including the Indebtedness under the Indenture) to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value of the Notes or the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness, plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 7.8. To the extent that the aggregate amount of Accreted Value of the Notes tendered pursuant to an Asset Sale Offer, together with any accrued and unpaid interest thereon, is less than the Excess Proceeds, the Obligors may use such difference for any purpose not otherwise prohibited by this Agreement. If the aggregate Accreted Value of the Notes and accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of the Notes and the accreted value or principal amount (as appropriate) of such Pari Passu Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

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

              The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of this Agreement, the Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Agreement by virtue of such conflict.

              In the event that the Obligors shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

              The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Obligors shall purchase the principal amount of Notes required to be purchased pursuant to this Section 7.8 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in cash.

              Any accrued and unpaid interest on the Notes so purchased shall be paid to the Holders who tender Notes pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Obligors shall send a notice to the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)    that the Asset Sale Offer is being made pursuant to this
Section 7.8 and the length of time the Asset Sale Offer shall remain open;

              (b)    the Offer Amount, the purchase price and the Purchase Date;

              (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Obligors default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Obligors at the address specified in the notice at least three days before the Purchase Date;

              (f) that Holders shall be entitled to withdraw their election if the Obligors receive, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

              (g) that, if the principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Obligors shall select the Notes to be purchased on a pro rata basis; and

              (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

              On or before the Purchase Date, the Obligors shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Obligors shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Obligors for purchase, and the Obligors shall promptly issue a new Note, and shall mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Obligors to the Holder thereof.

       7.9.   TRANSACTIONS WITH AFFILIATES

              Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to such Obligor or Material Subsidiary than those that would have been obtained in a comparable transaction by such Obligor or such Material Subsidiary with an unrelated Person; and (b)
(i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, if an opinion meeting the requirements set forth in clause (ii) of this paragraph has not been obtained, such Affiliate Transaction has been approved by a majority of the members of such Obligor's Board of Directors who have no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), and (ii) with respect to (x) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, or (y) any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 where none of the members of such Obligor's Board of Directors qualify as having no direct financial interest in such Affiliate Transaction (other than as a stockholder of such Obligor), such Obligor obtains an opinion as to the fairness to such Obligor or such Material Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided however that the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this paragraph:

              (1) any transaction by an Obligor or any Material Subsidiary with an Affiliate directly related to the purchase, sale or distribution of products in the ordinary course of business consistent with industry practice which has been approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

              (2) any employment agreement or arrangement or employee benefit plan entered into by an Obligor or any of its Material Subsidiaries in the ordinary course of business of such Obligor or such Material Subsidiary;

              (3) transactions between or among an Obligor and its Material Subsidiaries;

              (4) payment of reasonable directors fees and provisions of customary indemnification to directors, officers and employees of an Obligor and its Material Subsidiaries;

              (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of an Obligor;

              (6)    Restricted Payments that are permitted by the provisions of
Section 7.5 hereof (other than clause (7) thereof);

              (7)    transactions pursuant to the Tax Sharing Agreement;

              (8) contractual arrangements existing on the date hereof, and any renewals, extensions, implementations or modifications thereof that are not materially adverse to the Holders;

              (9) the Concurrent Financing Transactions (including all agreements evidencing the same in substantially the form provided to the Investor on December 19, 20 or 21, 2002 and arrangements contemplated thereby); and

              (10)   a Parent Company Merger.

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       7.10.  LIENS

              Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, other than any Liens for which the Obligors have received consent of the Note Investors (as defined therein) in accordance with Section 5.1 of the Noteholders Agreement.

       7.11.  CORPORATE EXISTENCE

              Subject to Section 7.16 hereof, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Material Subsidiaries, in accordance with the respective organizational documents thereof (as the same may be amended from time to time) and (ii) the rights (charter and statutory), licenses and franchises thereof; provided, however, that neither Obligor shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Material Subsidiaries, if the Board of Directors of such Obligor, shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor, taken as a whole with its Subsidiaries, and that the loss thereof is not adverse in any material respect to the Holders of the Notes; provided further, that nothing in this Section 7.11 shall prohibit a Parent Company Merger.

       7.12.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL

              (a) Upon the occurrence of a Change of Control, the Obligors shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Obligors shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 7.12 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 and no later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Obligors default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Obligors at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Obligors receive, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof. The Obligors shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Agreement, the Obligors will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Agreement by virtue of such conflict.

              (b) On the Change of Control Payment Date, the Obligors shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer. The Obligors shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and shall promptly mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new

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

Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Obligors shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              (c) The Obligors shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Obligors and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

       7.13.  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

              Neither of the Obligors shall, or shall permit any of its Material Subsidiaries to, enter into any sale and leaseback transaction; provided that an Obligor may enter into a sale and leaseback transaction if: (i) the lease is for a period, including renewal rights, of not in excess of five years; (ii) the transaction is solely between such Obligor and any Material Subsidiary or solely between Material Subsidiaries; (iii) such Obligor or such Material Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Proceeds received from such sale in accordance with Section 7.8 hereof; or (iv) such sale and leaseback transaction is a Qualified Sale and Leaseback Transaction.

       7.14. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF MATERIAL SUBSIDIARIES

              Neither of the Obligors (i) shall, or shall permit any of its Material Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in a Material Subsidiary of such Obligor to any Person or
(ii) shall permit any of its Material Subsidiaries to issue any Equity Interests other than:

              (a)    to an Obligor or another Material Subsidiary;

              (b) issuances of directors' qualifying shares to the extent necessary to comply with applicable law;

              (c) to the extent required by applicable law, issuances or transfers to nationals of the jurisdiction in which a Material Subsidiary is organized in an amount not to exceed 1% of the total Equity Interests of such Material Subsidiary;

              (d) distributions of Capital Stock other than Disqualified Stock to all common shareholders of a Material Subsidiary on a pro rata basis; or

              (e) the sale of all the Equity Interests in such Material Subsidiary (excluding the Company), provided that the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 7.8 hereof.

       7.15.  INSURANCE

              (a) The Obligors shall obtain prior to the launch of each satellite and shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite in an amount equal to or greater than the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced,
(2) the cost to launch a replacement satellite pursuant to the contract whereby a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (in each case such costs being determined as of the date such insurance is procured by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution). Notwithstanding the foregoing, at any time when the Obligors have two primary satellites in orbit and fully functioning, the Obligors shall not be obligated to obtain insurance pursuant to this paragraph (a) with respect to the launch of any satellite that the Obligors do not intend to use as a replacement for one of the two primary satellites used by them to provide the XM Radio Service.

              (b) The Obligors shall maintain full in-orbit insurance with respect to each satellite they own and launch in an amount at least equal to the sum of (1) the cost to replace such satellite with a satellite of comparable or superior technological capability (as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution) and having at least as much transmission capacity as the satellite to be replaced (or such percentage of replacement value as is then reasonably obtainable in the insurance market at a commercially reasonable cost), (2) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (3) the cost of launch insurance for such replacement or, in the event that the Obligors have reason to believe that the cost of obtaining comparable insurance for a replacement would be materially higher, the Obligors' best estimate of the cost of such comparable insurance (provided, however, that with respect to any satellite as to which there has been an insured loss, the required amount of such insurance shall equal the lesser of such sum and the amount reasonably obtainable in the insurance market at a commercially reasonable cost, as determined by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution). The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 50% but less than 100% of its capacity, a portion of such insurance shall become due and payable.

              (c) In the event that the Obligors receive proceeds from insurance relating to any satellite, the Obligors shall be entitled to use all or any portion of such proceeds for any purpose, including (1) to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds, (2) to develop and construct a replacement satellite, or (3) general corporate purposes.

       7.16.  MERGER, CONSOLIDATION, OR SALE OF ASSETS

              (a) Neither of the Obligors shall, directly or indirectly, consolidate or merge with or into (whether or not such Obligor is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Obligor and its Material Subsidiaries taken as a whole, in one or more related transactions to, another Person unless (i) such Obligor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than such Obligor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Obligors under the Registration Rights Agreement, the Security Agreements, the Intercreditor Agreements, the Notes and this Agreement pursuant to agreements in a form reasonably satisfactory to the Holders of a majority in aggregate principal amount of the then outstanding Notes, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) such Obligor or the Person formed by or surviving any such consolidation or merger (if other than such Obligor), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Obligor immediately preceding the transaction and (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of such Obligor's latest four fiscal quarters for which consolidated financial statements of such Obligor are available immediately preceding the date of such transaction, have a ratio of Total Consolidated Indebtedness to Adjusted Consolidated Operating Cash Flow for such four-quarter period less than 6.0 to 1.0.

              In addition, each Obligor shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 7.16(a) shall not be applicable to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of properties or assets between or among (i) either Obligor and its Material Subsidiaries or (ii) the Obligors.

              (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Obligor in accordance with Section 7.16(a) hereof, the successor corporation formed by such consolidation or into or with which such Obligor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to such "Obligor" shall refer instead to the successor corporation), and may exercise every right and power of such Obligor under this Agreement with the same effect as if such successor Person had been named as such Obligor herein; provided, however, that the predecessor Obligor shall not be relieved from the obligation to pay the principal of and interest (and premium, if any) on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Obligor's assets that meets the requirements of Section 7.16(a) hereof.

       7.17.  HART-SCOTT-RODINO

              (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include any necessary filings under the HSR Act and under the competition laws of any other jurisdiction), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and each Party will keep the other apprised of the status of significant matters relating to contemplation of the transactions contemplated hereby and thereby.

              (b) Each of the Parties shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the transactions contemplated hereby and by the other Transaction Documents under antitrust laws, including, if applicable, the HSR Act. In the event a suit is threatened or instituted challenging any of the transactions contemplated hereby and thereby as violative of antitrust laws, each of the Parties shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The Parties shall use their reasonable best efforts to take such action as may be required by: (a) the DOJ or the FTC in order to resolve such objections as either of them may have to such transaction under antitrust laws, or (b) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging such transactions as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of such transactions. Reasonable best efforts shall not include the willingness of an Obligor to accept an order (1) agreeing to the divestiture, or the holding separate, of any assets of Holdings or its Subsidiaries or (2) restricting the conduct of the Obligors in a manner that Holdings reasonably determines to be material to Holdings and its Subsidiaries, taken as a whole.

       7.18.  REIMBURSEMENT

              Each of the Obligors, jointly and severally, shall indemnify and hold harmless each Holder and any of its Affiliates or Related Parties from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including costs of preparation of legal action and reasonable attorneys' fees, as incurred, arising out of or relating to any breach by either of the Obligors of any of the representations, warranties or covenants made by either of the Obligors in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The indemnification obligations of the Obligors under this Section 7.19 shall be in addition to any liability that they may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Holders and any such Related Parties. In no event shall the liability of either of the Obligors under this Section 7.19 to a Holder or its Related Parties exceed the total Initial Value paid by the Holders under this Agreement. If either of the Obligors breaches its obligations under this Agreement or any Transaction Document, then, in addition to any other liabilities either of the Obligors may have under this Agreement or any Transaction Document or applicable law, the Obligors shall pay or reimburse the Holders on demand for all costs of collection and enforcement (including reasonable attorney's fees and expenses). Without limiting the generality of the foregoing, each of the Obligors specifically agrees to reimburse the Holders on demand for all costs of enforcing the indemnification obligations in this
Section 7.19. The rights of the Holders
under this paragraph do not transfer automatically upon transfer of the Notes, and may be transferred only by the Investor delivering a written notice to such effect to the Obligors at or prior to the transfer.

       7.19.  AVOIDANCE OF CONFLICTS

              The Parties agree that notwithstanding anything else to the contrary set forth herein, the covenants set forth in Sections 7.5 and 7.7 hereof shall not restrict Holdings from complying with its letter agreement with BayStar Group included in the Concurrent Financing Transactions.

8.     DEFAULTS AND REMEDIES

       8.1.   EVENTS OF DEFAULT.

              An "Event of Default" occurs if:

              (a) the Obligors default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

              (b) the Obligors default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

              (c) the Obligors default in the performance, or breach the provisions of Section 7.16 hereof, the Obligors fail to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.12 hereof or the Obligors fail to make or consummate an Asset Sale Offer in accordance with the provisions of Section 7.8 hereof;

              (d) an Obligor or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Agreement, the Notes or either of the Security Agreements for 60 days after notice to such Obligor by the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

              (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Obligor or any of its Material Subsidiaries (or the payment of which is guaranteed by an Obligor or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its Stated Maturity or is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

              (f) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against an Obligor or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10,000,000 (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing); or a final nonappealable judgment or final nonappealable judgments for the payment of money or for the rescission of the sale of securities of either of the Obligors are entered by a court or courts of competent jurisdiction against either of the Obligors, or either of the Obligors enters into a settlement arrangement that includes the redemption, repurchase or cancellation of any securities of either of the Obligors, in either case with respect to an action filed by a security holder of either of the Obligors (other than a Holder of Notes in its capacity as such) alleging that such Obligor violated Section 5 of the Securities Act in connection with the offering and sale of the Notes hereunder or the offering and sale of any of the Concurrent Financing Transactions Issuances;

              (g) an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                     (i)    commences a voluntary case,

                     (ii) consents to the entry of an order for relief against it in an involuntary case,

                     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                     (iv) makes a general assignment for the benefit of its creditors, or

                     (v)    generally can not pay its debts as they become due;

              (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (i) is for relief against an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                     (ii) appoints a custodian of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                     (iii) orders the liquidation of an Obligor or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

              (i) an Obligor or Material Subsidiary shall breach any material representation, warranty or agreement set forth in either of the Security Agreements or shall repudiate any of its obligations under either of the Security Agreements, or either of the Security Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect; or

              (j) any Agreement Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except pursuant to its terms), or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Agreement Guarantee.

              The Obligors shall deliver written notice to the Holder within five days after any Officer of either Obligor has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would become an Event of Default under this Section 8.1.

       8.2.   ACCELERATION.

              If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.1 hereof with respect to an Obligor, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the principal amount of the Notes, together with any premium and accrued interest thereon, shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 8.1 hereof occurs with respect to an Obligor, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or any Material Subsidiary thereof, the principal amount of all outstanding Notes, together with any premium and accrued interest thereon, shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal amount, interest or premium that has become due solely because of the acceleration) have been cured or waived.

       8.3.   OTHER REMEDIES

              If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the principal of, and any premium or accrued interest on, the Notes or to enforce the performance of any provision of the Notes, this Agreement, the Agreement Guarantees and the Security Agreements (subject to the Intercreditor Agreements).

              The Holder may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

       8.4.   WAIVER OF PAST DEFAULTS

              Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may on behalf of the Holders of all of the notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal premium or accrued interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

       8.5.   CONTROL BY MAJORITY

              Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders or exercising any trust or power conferred on them.

       8.6.   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

              Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and accrued interest on the Note, on or the Stated Maturity expressed in the Note or this Agreement (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Agreement upon any property subject to such Lien.

9.     CONVERSION PROVISIONS

       9.1.   OPTIONAL CONVERSION RIGHT

              Each Holder shall have the right, at its option, at any time, subject to the provisions contained in Section 9.2 regarding the exercise of such right, and the other terms and provisions of this Agreement, as applicable, to Convert the unpaid principal amount of each of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of Conversion (with respect to such Conversion, a "Conversion Notice") specifying the principal amount thereof to be Converted (together with such interest and premium) duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. Notwithstanding the foregoing, no Holder may Convert the principal amount of its Notes or any portion thereof held by such Holder (together with interest accrued and any premium on such Note or portion thereof to be Converted) if such proposed Conversion would constitute or result in an assignment of any FCC license of the FCC License Subsidiary or any change of control (whether de jure or de facto) of the FCC License Subsidiary or the exercise of any voting rights relating to the stock of the FCC License Subsidiary or the Company if such assignment or change of control or exercise of voting rights would require, under then existing law, the prior approval of the FCC, without first obtaining such prior approval of the FCC. Notwithstanding any other provision of this Agreement or the Notes, if a Conversion of a Note is to be made in connection with a sale of Holdings or other event, such Conversion may, at the election of any Holder tendering such Note for Conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event. The date on which a Conversion Notice is delivered to Holdings (as determined in accordance with Section 17 hereof) shall be the "Conversion Date" with respect thereto. Notwithstanding any other provision of this Agreement or the Notes, a Holder may Convert its Notes into Class A Common Stock only to the extent shares of Class A Common Stock have been reserved by Holdings for issuance upon such Conversion.

       9.2.   EXERCISE OF OPTIONAL CONVERSION RIGHT

              Except as otherwise provided herein, the right of the Holder to Convert the unpaid principal amount of each of its Notes or any portion thereof held by such Holder (together with any premium and accrued interest accrued on the principal amount of such Note or portion thereof to be exchanged) for Conversion Stock pursuant to this Agreement shall be subject to the following conditions:

              (a) The Holder may exercise its conversion right with respect to all of the aggregate principal amount of Notes (together with accrued but unpaid interest on such principal amount, if any) on or after the Closing Date but before the Maturity Date, as described in this Section 9.2(a). Following the Closing Date, for so long as the Notes remain outstanding, the optional conversion right will vest quarterly in installments on March 31, June 30, September 30 and December 31 of each of the following years (each, a "Vesting Date") and become exercisable for the exchange of additional principal amounts of Notes (together with accrued but unpaid interest on such principal amount, if any), as follows:

       YEAR               QUARTERLY AGGREGATE PORTION VESTED AT END OF EACH QUARTER OF YEAR
       2003                                    $ 1,961,926.62
       2004                                    $ 3,748,629.35
       2005                                    $ 6,492,577.24
       2006                                    $10,057,463.54

              (For the avoidance of doubt, it is noted that within each year the quarterly installments will be equal to all other quarterly installments during such year).

              (b) Within five Business Days of each Vesting Date, the Company shall deliver to the Investor an Officers' Certificate that confirms the Conversion Price for the applicable principal amount of Notes that vests on such Vesting Date.

              (c) The foregoing installments shall accumulate and may be exercised, in whole or in part, at any time and from time to time, before 5:00 p.m. New York City time on the Maturity Date, at which time the optional right to exchange the Notes for Exchange Stock will lapse.

       9.3.   ISSUANCE OF CERTIFICATES

              Holdings and the Holder surrendering a Note for Conversion, in whole or in part, in a transaction that would be reportable under the HSR Act or that would require approval by any Governmental Entity, shall promptly make all filings, which may be required in connection with such Conversion under the HSR Act and other applicable laws, rules or regulations. Holdings and any such Holder shall provide each other with such necessary information and assistance as may reasonably be requested in connection with such filings. As promptly as practicable after the surrender of a Note for Conversion (or, if applicable, the specified waiting period under the HSR Act and receipt of other required approvals from Governmental Entities), as provided in Section 9.1 or 9.2 hereof (but in no event later than three Trading Days after such surrender, in the absence of any HSR waiting period or other required approvals from Governmental Entities), Holdings at its expense shall deliver or cause to be delivered at its principal office to or upon the written order of the Holder of such Note so surrendered (a) certificates bearing, if required by the terms hereof, the restrictive legends set forth in Section 6.1 hereof, representing the number of fully paid and non-assessable shares of Conversion Stock into which such Note is being Converted in accordance with the provisions hereof and (b) a Note, registered in the name of such Holder, representing the portion of the principal amount, if any, of the surrendered Note that is not attributable to the principal amount being Converted at such time, dated so that there will be no loss of interest on such principal amount and otherwise of like tenor. Subject to the following provisions of this Section 9.3, such Conversion shall be deemed to have been made at the close of business on the Conversion Date (or, if applicable, the expiration of the specified waiting period under the HSR Act), so that (i) the rights of the Holder of such Note as a Holder shall cease at such time with respect to the principal amount being Converted, (ii) there shall be no loss of interest on the portion of the principal amount of any surrendered Note that is not attributable to the principal amount Converted, and (iii) the Person entitled to receive the shares of Conversion Stock upon Conversion of such Note shall be treated for all purposes as having become the record holder or holders of such shares of Conversion Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of Holdings shall be closed shall be effective to constitute the Person entitled to receive the shares of Conversion Stock upon such Conversion as the record Holder of such shares of Conversion Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Conversion Stock as the record Holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

       9.4.   NO FRACTIONAL SHARES

              If, but for the provisions of this Section 9.4, the Conversion of any Note for Conversion Stock or the payment of interest on any Note in shares of Class A Common Stock were to result in the issuance by Holdings of a fraction of a share of Class A Common Stock, Holdings, at its option, shall either (a) round up such fraction to the nearest whole share, or (b) pay an amount in cash equal to the product of (i) such fraction, multiplied by (ii) the Fair Market Value of a share of Class A Common Stock on the date of the Conversion notice, computed to the nearest whole cent, in lieu of issuing a fractional share.

       9.5.   MERGER OF HOLDINGS

              In case of any consolidation with or merger of Holdings with another corporation, or in case of any sale, lease or conveyance to another corporation of the property of Holdings as an entirety or substantially as an entirety, a Holder shall have the right thereafter to exchange any Notes for the kind and amount of shares of stock and other securities and property or cash receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Conversion Stock of Holdings into which such Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance. Holdings shall not effect any such consolidation, merger, sale, lease or conveyance unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such property shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such securities, property or cash as, in accordance with the foregoing provisions, such Holders may be entitled to acquire upon Conversion.

       9.6.   RECLASSIFICATION OF CLASS A COMMON STOCK

              In case of any reclassification, stock split, subdivision, dividend or distribution payable in shares of Class A Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Class A Common Stock), or similar recapitalization or event with respect to shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares) or in case of any consolidation or merger of another corporation into Holdings in which Holdings is the surviving corporation and in which there is a reclassification or change of the shares of Class A Common Stock (other than a change in par value, or from par value to no par value, but including any change in the shares of Class A Common Stock into two or more classes or series of shares), Holdings shall provide that the Holders shall have the right thereafter to Convert the Notes into the kind and amount of shares of stock and other securities and property or cash receivable upon such reclassification or similar recapitalization or event or such consolidation or merger ("Reclassified Securities") by a holder of the number of shares of Class A Common Stock into which the Notes might have been Converted immediately prior to such reclassification or similar recapitalization or event of such consolidation or merger. The above provisions hereof shall similarly apply to successive reclassifications and changes of shares of Class A Common Stock and to successive consolidations, mergers, sales or conveyances involving such reclassifications and changes of shares of Class A Common Stock. Holdings shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Holdings) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the Holders at the last address of such Holders appearing on the books of Holdings, the obligation to deliver to such Holders such Reclassified Securities as, in accordance with the foregoing provisions, such Holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

       9.7.   RESERVATION OF CLASS A COMMON STOCK

              Holdings has not yet reserved any shares of Class A Common Stock for issuance as Conversion Stock as of the Closing. Holdings will seek shareholder approval at its next shareholders meeting to amend its certificate of incorporation to increase the number of shares of its authorized Class A Common Stock to 600,000,000, and Holdings covenants that it will, immediately following receipt of such shareholder approval, reserve and keep available out of its authorized Class A Common Stock, a sufficient number of shares for the purposes of issuance: (i) upon Conversion of all or any portion of such Notes which the Holder may Convert as provided in Section 9.2 herein; and (ii) in payment of interest payable on the Notes. Such shareholders meeting shall in any event be held within six months after the Closing Date. Holdings covenants that all shares of Class A Common Stock which shall be so issuable shall be duly and validly issued and fully paid and non-assessable, free from preemptive or similar rights on the part of the holders of any shares of Capital Stock or securities of Holdings, and free from all Liens or other charges with respect to the issuance thereof. Holdings will take all such action as may be necessary to assure that such shares of Class A Common Stock are approved for listing on the Nasdaq Stock Market (subject to notice of issuance) and generally may be so issued without violation by the Company of any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

       9.8.   TAXES

              The issuance of certificates for shares of Conversion Stock upon the Conversion of any Note, or in payment of the interest thereon in Class A Common Stock, shall be made without charge to the Holder for any Tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name as may be directed by, the Holder of such Note; provided, however, that Holdings shall not be required to pay any Tax

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

which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of such Note, and Holdings shall not be required to issue or deliver such certificates unless or until the Person or Persons requiring the issuance thereof shall have paid to Holdings the amount of such Tax or shall have established to the satisfaction of Holdings that such Tax has been paid. The Holder shall be responsible for the payment of all applicable income Taxes in connection with the Conversion of such Note.

       9.9.   NO RIGHTS OR LIABILITIES AS STOCKHOLDERS

              No Note shall entitle any Holder thereof to any of the rights of a stockholder of Holdings. No provision of this Agreement or of any Note, in the absence of the actual Conversion of such Note or any part thereof by the Holder thereof into Conversion Stock issuable upon such Conversion, or the payment of interest on such Note in shares of Class A Common Stock, shall give rise to any liability on the part of such Holder as a stockholder of Holdings, whether such liability shall be asserted by Holdings or by creditors of Holdings.

       9.10.  LIMITATION ON CONVERSION

              Notwithstanding the provisions hereof, the number of shares of Class A Common Stock that may be acquired by the Investor upon any Conversion of Notes shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Class A Common Stock (giving effect to conversion of other capital stock of Holdings) then beneficially owned by the Investor and its Affiliates and any other Persons whose beneficial ownership of Class A Common Stock (giving effect to conversion of other capital stock of Holdings) would be aggregated with the Investor's for purposes of Section 13(d) of the Exchange Act, does not exceed 19.999% (the "Limiting Percentage") of the total number of issued and outstanding shares of Class A Common Stock (including for such purpose the shares of Class A Common Stock issuable upon such Conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the Investor that it has evaluated the limitation set forth in this Section 9.10 and determined that issuance of the full number of shares of Class A Common Stock requested in such Conversion Notice is permitted under this
Section 9.10. Holdings' obligation to issue shares of Class A Common Stock in excess of the limitation referred to in this paragraph shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Class A Common Stock may be issued in compliance with such limitation.

              The foregoing limitation shall cease to apply when (1) all requisite approvals of stockholders of Holdings, which Holdings agrees to seek within a reasonable time following written request from the Investor, are obtained so that, in the reasonable judgment of Holdings, such limitation may be removed without causing the Investor or Holdings to cease to be in compliance with the laws, rules or regulations of any governmental entity, stock exchange or the Nasdaq Stock Market, and (2) the Investor and Holdings have agreed in writing that such limitation should be removed.

10.    REGISTRATION, TRANSFER AND SUBSTITUTION OF NOTE

       10.1.  NOTE REGISTER

              The Obligors will keep at their principal office a register in which the Obligors will provide for the registration of the Notes and the registration of transfers of the Notes. The Obligors may treat the Person in whose name the Note is registered on such register as the owner and holder thereof (the "Holder") for the purpose of receiving payment of the principal of and interest on the Note and for all other purposes, whether or not the Note shall be overdue, and the Obligors shall not be affected by any notice to the contrary. The Obligors will provide the Collateral Agent with a copy of their Note register semi-annually on each June 15 and December 15 or at any other time upon the written request of the Collateral Agent.

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

       10.2.  TRANSFER AND CONVERSION OF NOTE

              Upon surrender of one or more Notes for registration of transfer or for exchange to the Obligors at their principal office with evidence that all applicable transfer taxes have been paid, the Obligors at their expense will execute and deliver in exchange therefore one or more Notes in the aggregate unpaid principal amount(s) of such surrendered Note(s). Each such new Note shall be registered in the name of such Person, or its nominee, as such Holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

       10.3.  REPLACEMENT OF NOTE

              Upon receipt of evidence reasonably satisfactory to the Obligors of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Obligors may determine (or of an indemnity agreement from the Holder reasonably satisfactory to the Obligors), or, in the case of any such mutilation, upon the surrender of such Holder for cancellation to the Company at its principal office, the Obligors at their expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Obligors shall not be deemed to be an outstanding Note for any purpose of this Agreement.

11.    GUARANTEES

       11.1.  EXECUTION AND DELIVERY OF AGREEMENT GUARANTEES

              The Obligors shall cause XM Leasing Subsidiary to execute and deliver at the Closing to each Holder of a Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of XM Leasing Subsidiary by an Officer thereof. The Obligors shall further cause any Person that becomes, as a result of its acquisition by an Obligor or by a Subsidiary of an Obligor or otherwise, a Material Subsidiary at any time after the Closing Date to execute and deliver reasonably promptly after such event to each Holder of a then outstanding Note an Agreement Guarantee substantially in the form included in Exhibit F hereto, duly executed on behalf of such Material Subsidiary by an Officer thereof. Notwithstanding the foregoing and subject to the provisions set forth in the succeeding paragraph, the Obligors shall cause:

              (a) XM Capital Subsidiary to execute and deliver an Agreement Guarantee only in the event that XM Capital Subsidiary continues to constitute a Material Subsidiary on the date six months after the Closing Date or becomes a Material Subsidiary as of any date thereafter;

              (b) XM Building Subsidiary to execute and deliver an Agreement Guarantee only as of the date, if any, as of which (i) XM Building Subsidiary becomes a Material Subsidiary and the existing mortgage on the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements (or any successor mortgage) shall not, in the reasonable opinion of the Obligors, prohibit the grant to the Noteholders of a security interest in the Capital Stock or assets of XM Building Subsidiary or (ii) XM Building Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the real property located at 1500 Eckington Place, NE, Washington, DC and related improvements; and

              (c) FCC License Subsidiary to execute and deliver an Agreement Guarantee only in the event that FCC License Subsidiary constitutes a Material Subsidiary without giving effect to its ownership of the FCC licenses used in the transmission of the XM Radio Service.

              In addition:

              (A) Promptly after completing preparation of its consolidated financial statements for each fiscal quarter ending after the Closing Date, Holdings shall calculate, as of the final day of such fiscal quarter and in accordance with GAAP, the aggregate book value of the assets of all of its Subsidiaries excluding the value of the capital stock of the Subsidiaries, excluding (i) all assets of the Company, (ii) all assets of any Subsidiary Guarantors, (iii) the FCC licenses of FCC License Subsidiary used in the transmission of the XM Radio Service, (iv) the real property of XM Building Subsidiary located at 1500 Eckington Place, NE, Washington, DC and related improvements and (v) all assets of XM Capital Subsidiary, but only with respect to a fiscal quarter commencing on or after July 1, 2003 and only to the extent it is not a Subsidiary Guarantor as of such final day of such fiscal quarter. If the amount of such aggregate book value exceeds $10,000,000, Holdings shall cause one or more of its Subsidiaries to become additional Subsidiary Guarantors so that the aggregate book value of the assets of all of the Subsidiaries of Holdings, excluding assets described in the preceding clauses (i) through (v) (except to the extent such assets are owned by such additional Subsidiary Guarantors) as of such final day of such fiscal quarter shall be less than $10,000,000. Any such additional Subsidiary Guarantor will also constitute a Material Subsidiary.

              (B) If at any time a Subsidiary of either Obligor (other than a Subsidiary that has executed and delivered an Agreement Guarantee) Guarantees any Pari Passu Indebtedness, the Obligors shall cause such Subsidiary to become a Subsidiary Guarantor.

       11.2.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

              (a) Nothing contained in this Agreement, in any Agreement Guarantee or in the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into an Obligor or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to an Obligor or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Agreement Guarantee of the Subsidiary Guarantor being consolidated or merged or into an Obligor or such other Subsidiary Guarantor (or the assets of which are being so transferred) shall no longer have any force or effect.

              (b) Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor, to a corporation other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same in the event that such consolidation, merger or transfer complies with the terms and conditions of this Agreement, the Notes, the Noteholders Agreement and any Agreement Guarantee.

       11.3.  RELEASES FOLLOWING SALE OF ASSETS

              Concurrently with any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, in each case, in compliance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released from and relieved of its obligations under its Agreement Guarantee and this Section 11, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 7.8 hereof. Any Subsidiary Guarantor not released from its obligations under its Agreement Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Agreement Guarantee as provided in this Section 11.

       11.4. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO HOLDINGS AND THE SUBSIDIARY GUARANTORS

              (a) For purposes of any provision of this Agreement that provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate, the definitions of such terms in Section 1 shall apply to such Subsidiary Guarantor, as if references therein to the Company were references to such Subsidiary Guarantor.

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

              (b) Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Holders of Notes to or on any Subsidiary Guarantor may be given or served as described in this Agreement as if references therein to the Obligors were references to such Subsidiary Guarantor.

12.    SECURITY AGREEMENTS

       12.1.  SECURITY AGREEMENTS

              The due and punctual payment of the principal, and any premium and interest on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Obligors to the Holders of Notes under this Agreement and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements. The Company shall enter into at the Closing the FCC License Subsidiary Pledge Agreement. The Obligors shall, and shall cause XM Leasing Subsidiary to enter into at the Closing, and any other Subsidiary Guarantor to enter into concurrently with the execution and delivery of an Agreement Guarantee by such Subsidiary Guarantor, the General Security Agreement, the form of which is attached as Exhibit B hereto.

              Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreements and the Intercreditor Agreements (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent named in the Intercreditor Agreements to enter into the Security Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Obligors shall do or cause to be done all such acts and things as may be required by the provisions of the Security Agreements, to assure and confirm to the Holders and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes secured hereby, according to the intent and purposes herein and therein expressed.

       12.2.  RELEASE OF COLLATERAL.

              (a) Collateral may be released only in accordance with the terms of the Security Agreements and the Intercreditor Agreements.

              (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Holders shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Security Agreements shall be effective as against the Holders of Notes.

              (c) The release of any Collateral from the terms of this Agreement and the Security Agreements shall not be deemed to impair the security under this Agreement in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Agreements.

       12.3.  TERMINATION OF SECURITY INTEREST.

              Upon the payment in full of all Obligations of the Obligors under this Agreement and the Notes, the Holder shall, at the request of the Obligors, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to the Holder and the Security Agreements.

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

13.    CONDITIONS TO CLOSING

       13.1   CONDITIONS TO OBLIGATIONS OF THE INVESTOR

              The Investor's obligation to acquire the Note at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

              (a)    The representations and warranties made by the Obligors in
Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warranty refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

              (b) All covenants, agreements and conditions to be performed by either of the Obligors or any Subsidiaries of the Obligors on or prior to the Closing contained in this Agreement and the other Transaction Documents to which either is a party shall have been performed or complied with in all material respects.

              (c) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

              (d) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

              (e) There shall not be in effect any law, rule or regulation prohibiting or restricting such purchase or requiring any consent or approval of any Person which shall not have been obtained to issue the Note (except as otherwise provided in this Agreement).

              (f) At least 90% of the principal amount of the Company's outstanding 14% Senior Secured Notes due 2010 shall have been exchanged as contemplated in clause (3) of the definition of Concurrent Financing Transactions.

              (g) The Concurrent Financing Transactions shall close on or prior to the Closing in the manner contemplated in the agreements governing such transactions (or, to the extent any such agreement has not been executed as of the time of delivery of this Agreement, in the manner contemplated in the most recent draft thereof provided to the Investor prior to the date of this Agreement) with all of the conditions therein satisfied or waived.

              (h) The Investor shall have received an opinion of counsel to the Obligors with respect to the legality of the Notes and such other matters as may be customary for transactions of this type, in form and substance reasonably satisfactory to the Investor.

              (i) Each of the Obligors and any other Person (other than an Investor) shall have entered into the Transaction Documents to which it is a party.

              (j) The Investor shall have received a completely executed copy of each of the Transaction Documents to which it is a party.

              (k) Since the date hereof, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect. Trading in the Class A Common Stock shall not have been suspended by the SEC or the Nasdaq National Market (except for any suspension of trading of not more than one Business Day solely to permit dissemination of material information regarding the Obligors or a general suspension of trading on the Nasdaq National Market) at any time since the date hereof, and the Class A Common Stock shall have been at all times since the date hereof listed for trading on the Nasdaq National Market.

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

              (l) Each of the Obligors shall have delivered to the Investor an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in clauses (a), (b) and (k) of this Section 13.1 have been fulfilled.

       13.2   CONDITIONS TO THE OBLIGATIONS OF THE OBLIGORS

              The obligation of the Obligors to issue the Notes at the Closing is subject to the fulfillment on or prior to Closing of the following conditions, each of which may be waived in writing by the Obligors to the extent permitted by law:

              (a)    The representations and warranties made by the Investor in
Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if they had been made on and as of said date (unless any representation or warrant refers to a specific earlier date, in which case it shall have been true and correct in all material respects at such date).

              (b) There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement and the other Transaction Documents.

              (c) All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby and by the other Transaction Documents will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Closing in connection with the transactions contemplated hereby and thereby shall have been obtained.

              (d) The Investor shall have entered into the Transaction Documents to which it is a party.

              (e) The Concurrent Financing Transactions shall close on or prior to the Closing in the manner contemplated in the agreements governing such transactions (or, to the extent any such agreement has not been executed as of the time of delivery of this Agreement, in the manner contemplated in the most recent draft thereof provided to the Investor prior to the date of this Agreement).

14.    EXPENSES

              The Obligors will pay at Closing all reasonable fees and expenses relating to the sale and purchase of the Notes and to any amendment or modification to this Agreement or the Notes, including the reasonable fees and disbursements of outside counsel for the Investor.

15.    SURVIVAL

              All express representations and warranties contained in this Agreement or made in writing by or on behalf of Holdings or its Subsidiaries in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on the Investor's behalf, the issuance of the Note hereunder, and any disposition, payment or Conversion of the Note. All statements contained in any certificate or other instrument delivered by or on behalf of Holdings or its Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Holdings or its Subsidiaries under this Agreement.

16.    AMENDMENTS AND WAIVERS

              Except as expressly provided elsewhere herein or in the Notes, any term of this Agreement or of the Notes may be amended, and the observance of any term of this Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of

(i) each Obligor and (ii) the Holders a majority in aggregate principal amount of the then outstanding Notes. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under
Section 7.3 of the Noteholders Agreement or Section 4.2 of the Director Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, this Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 17 may not (with respect to any Notes held by a non-consenting Holder):

              (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal amount of, or change the fixed maturity of, any Note or alter or waive any of the provisions with respect to the repurchase of the Note pursuant to Sections 7.8 and 7.12 hereof;

              (c) reduce the Interest Rate, or change the time for payment of interest, including default interest, on any Note;

              (d) waive a Default or Event of Default in the payment of interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

              (e) make the principal of, or interest or premium on, any Note payable in money or assets other than that stated in this Agreement or the Notes;

              (f) except as expressly provided herein or in the Notes, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

              (g) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium, if any, on the Notes;

              (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

              (i) make any change in Section 8.6 hereof or in the foregoing amendment and waiver provisions.

17.    NOTICES

              Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission, addressed to the General Counsel for each Party at the address set forth below for such Party or at such other address or to the attention of such other officers as such Party shall have furnished in writing pursuant to this Section 18. Such notice shall be deemed to have been received: (i) three (3) days after the date of mailing if sent by certified or registered mail, (ii) one (1) day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding business day after transmission by facsimile.

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

              If to Holdings or the Company:

              XM SATELLITE RADIO HOLDINGS INC.
              1500 Eckington Place, NE
              Washington, D.C. 20002-2194
              Fax No.: (202) 380-4500
              Attention:  General Counsel

              If to the Investor:

              ONSTAR CORPORATION
              c/o General Motors Corporation
              100 Renaissance Center
              Detroit, MI 48265-1000
              Fax No.: (313) 665-4978
              Attention:  General Counsel

18.    EXECUTION IN COUNTERPARTS

              This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19.    BINDING EFFECT

              This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, except that the Obligors shall not have the right to assign their respective rights or obligations hereunder, other than to an Affiliate of either of them, or any interest herein without the prior written consent of all of the Holders.

20.    GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER

              (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND THE CORPORATE LAW OF THE STATE OF DELAWARE, AS APPLICABLE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

              (b) IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS LOCATED IN SUCH STATE AND COUNTY, AND RELATED APPELLATE COURTS. THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

              (c) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

21.    MISCELLANEOUS

       21.1.  SEVERABILITY

              The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

       21.2.  NO WAIVER

              It is agreed that a waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the breaching Party.

       21.3.  FURTHER ASSURANCES

              The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including entering into the other Transaction Documents to which each is a Party.

       21.4.  CONSTRUCTION

              The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

              IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first above written.


                                   XM SATELLITE RADIO HOLDINGS INC.


                                           /s/ Joseph M. Titlebaum
                                   ---------------------------------------------
                                   Name: Joseph M. Titlebaum
                                   Title: Senior Vice President, General Counsel
                                          and Secretary


                                   XM SATELLITE RADIO INC.


                                           /s/ Joseph M. Titlebaum
                                   ---------------------------------------------
                                   Name: Joseph M. Titlebaum
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

                                   ONSTAR CORPORATION

                                    /s/ Kenneth D. Enborg
                                   ---------------------------------------------
                                   Name: Kenneth D. Enborg
                                   Title: Vice President and General Counsel

                                                                       EXHIBIT A

                                 [Face of Note]
--------------------------------------------------------------------------------
               Series GM Senior Secured Convertible Note due 2009

              No. 1    $____________

                        XM SATELLITE RADIO HOLDINGS INC.

                             XM SATELLITE RADIO INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on December 31, 2009.

Interest Payment Dates:  _______ and _______

Record Dates:  _______ and _______

Dated:  _______

                                           XM SATELLITE RADIO HOLDINGS INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           XM SATELLITE RADIO INC.

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                 [Back of Note]
               Series GM Senior Secured Convertible Note due 2009

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE THE SUBJECT OF A CERTAIN NOTEHOLDERS AND SHAREHOLDERS AGREEMENT WHICH, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES. A COPY OF THE NOTEHOLDERS AND SHAREHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF XM SATELLITE RADIO INC. AND XM SATELLITE RADIO HOLDINGS INC.

       Capitalized terms used herein shall have the meanings assigned to them in the Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation (the "Note Purchase Agreement").

       1. Interest. XM Satellite Radio Inc., a Delaware corporation (the "Company"), and XM Satellite Radio Holdings Inc., a Delaware corporation ("Holdings" and, together with the Company, the "Obligors"), promise to pay interest on the principal amount of this Note at 10% per annum from the date hereof until maturity. The Obligors will pay interest semi-annually in arrears on June 30 and December 31, of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. The Obligors shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate of 12% per annum; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. Method of Payment. The Obligors will pay interest on the Note (except defaulted interest) to the Person who is the registered Holder of the Note at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. Each payment of principal or interest on the Note will be made to the Holder by certified or bank cashier's check or wire transfer of immediately available funds, at such address or to such account as the Holder specifies in writing to the Obligors at least five Business Days before such payment is to be made, except that the Obligors may, at their option and subject to the provisions hereof, make any interest payment with shares of Class A Common Stock having an aggregate Fair Market Value as calculated on the applicable Interest Payment Date equal to the amount of the interest due. If the Obligors elect to pay interest in Class A Common Stock, the number of shares to be issued to the Holder shall be calculated by dividing the amount of interest due by the Fair Market Value of a share of Class A Common Stock on the applicable Interest Payment Date, with any fractional shares that may result treated in the manner set forth in the Note Purchase Agreement. The procedures for the issuance of certificates upon any such payment of interest in Class A Common Stock shall be governed by Section 9.3 of the Note Purchase Agreement. The ability of the Obligors to pay interest in Class A Common Stock shall be expressly conditioned on such issuance not requiring a stockholder approval (which has not been obtained) under, or otherwise being in violation of, any applicable law or regulation, or of any requirements of the Nasdaq Stock Market or any domestic securities exchange or other public trading market upon which the Class A Common Stock may be listed or quoted.

       3. Security Agreements. The Note is a secured obligation of the Obligors. The Note is secured by a pledge of the Collateral pursuant to the Security Agreements.

       4. Optional Conversion. The Holder shall have the right, at its option, at any time, subject to the provisions contained in Section 9.2 of the Note Purchase Agreement regarding the exercise of such right, and the other terms and provisions of the Note Purchase Agreement, as applicable, to convert the unpaid principal amount of its Note or any portion thereof held by such Holder (together with interest accrued and any premium on the principal amount of such Note or portion thereof to be converted) into shares of Conversion Stock at the Conversion Price, promptly after surrender of such Note, accompanied by written notice of conversion specifying the principal amount thereof to be converted duly executed, to Holdings at any time during usual business hours at the office of Holdings at, and, if so required by Holdings, accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings, duly executed by such Holder or its attorney duly authorized in writing. The conversion of all or any portion of the principal and interest of a Note for Conversion Stock is hereinafter sometimes referred to as the "conversion" of such Note. Notwithstanding any other provision hereof, if a conversion of a Note is to be made in connection with a sale of Holdings or other event, such conversion may, at the election of any Holder tendering such Note for conversion, be expressly conditioned upon the consummation of such other event, in which case such conversion shall not be deemed to be effective until the consummation or occurrence of such other event.

       5. Exercise of Optional Conversion Right.

              Except as otherwise provided herein, the right of the Holder to convert the unpaid principal amount of each of its Notes or any portion thereof held by such Holder (together with interest accrued on the principal amount of such Note or portion thereof to be Converted) for Conversion Stock pursuant to this Agreement shall be subject to the following conditions:

              (a) The Holder may exercise its conversion right with respect to the aggregate principal amount of Notes (together with accrued but unpaid interest on such principal amount, if any) on or after the Closing Date but before the Maturity Date. Thereafter, for so long as the Notes remain outstanding, the optional conversion right will vest quarterly in installments on March 31, June 30, September 30 and December 31 of each of the following years (each, a "Vesting Date") and become exercisable for the conversion of additional principal amounts of Notes (together with accrued but unpaid interest on such principal amount, if any), as follows:

       YEAR               QUARTERLY AGGREGATE PORTION VESTED AT END OF EACH QUARTER OF YEAR
       2003                                    $ 1,961,926.62
       2004                                    $ 3,748,629.35
       2005                                    $ 6,492,577.24
       2006                                    $10,057,463.54

              (For the avoidance of doubt, it is noted that within each year the quarterly installments will be equal to all other quarterly installments during such year.)

              (b) Within five Business Days of each Vesting Date, the Company shall deliver to the Investor an Officers' Certificate that confirms the Conversion Price for the applicable principal amount of Notes that vests on such Vesting Date.

              (c) The foregoing installments shall accumulate and may be exercised, in whole or in part, at any time and from time to time, before 5:00 p.m. New York City time on the Maturity Date, at which time the optional right to convert the Notes for Conversion Stock will lapse.

       6. Denominations, Transfer. The Note is in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Note may be registered as provided in the Note Purchase Agreement. The Obligors may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law in connection with a transfer or conversion.

       7. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

       8. Amendment, Supplement and Waiver. Except as expressly provided elsewhere herein or in the Note Purchase Agreement, any term of the Note Purchase Agreement or of the Notes may be amended, and the observance of any term of the Note Purchase Agreement or of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) each Obligor and (ii) the Holders of a majority in aggregate principal amount of the then outstanding Notes. Any amendment or waiver effected in accordance herewith shall be binding upon each Holder of the Notes, each future Holder of the Notes and each Obligor. Any consent or waiver obtained under Section 7.3 of the Noteholders Agreement or
Section 4.2 of the Director Agreement that approves an action not permitted hereunder shall be considered a waiver of the applicable provision of this Agreement with respect to the matter as to which the consent or waiver was obtained. Notwithstanding the foregoing, the Note Purchase Agreement or the Notes may be amended or supplemented, without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency in a manner that does not materially adversely affect any Holder, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights of any such Holder. Further, notwithstanding any of the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 8 or Section 16 of the Note Purchase Agreement may not (with respect to any Note held by a non-consenting Holder):

              (a) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal amount of, or change the fixed maturity of, this Note or alter or waive any of the provisions with respect to the repurchase of the Note pursuant to Sections 7.8 and 7.12 of the Note Purchase Agreement;

              (c) reduce the Interest Rate, or change the time for payment of interest, including default interest, on any Note;

              (d) waive a Default or Event of Default in the payment of interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

              (e) make the principal of, or interest or premium on, any Note payable in money or assets other than that stated in the Note Purchase Agreement or the Notes;

              (f) except as expressly provided in such Note or the Note Purchase Agreement, increase the Conversion Price applicable to such Note, limit the times at which or amounts for which such Note may be Converted into Conversion Stock, change the terms under which the Obligor can require Conversion of such Note, or change the nature of the consideration to be received upon a Conversion of such Note;

              (g) make any change in the provisions of the Note Purchase Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium, if any, on the Notes;

              (h) release any portion of the Collateral from the Lien of the Security Agreements, except in accordance with the terms thereof, including the provisions of Section 19 of the FCC License Subsidiary Pledge Agreement and
Section 8 of the General Security Agreement; or

              (i)    make any change in Section 8.6 of the Note Purchase
Agreement.

       9. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase) or otherwise, (iii) failure by the Obligors to comply with the provisions of Section 7.16 of the Note Purchase Agreement or the failure of the Obligors to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.12 of the Agreement, or the failure of the Obligors to make or consummate an Asset Sale Offer in accordance with the provisions of Section 7.8 of the Note Purchase

Agreement; (iv) failure by an Obligor or any of its Subsidiaries, for 60 days after notice to such Obligor by the Holders of at least 25% in principal amount of the Notes then outstanding, to comply with certain covenants and other agreements in the Agreement, the Notes or either of the Security Agreements; (v) default under certain other agreements relating to Indebtedness of an Obligor or any of its Material Subsidiaries, which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days and with respect to certain actions against an Obligor under Section 5 of the Securities Act; (vii) certain events of bankruptcy or insolvency with respect to an Obligor or any of its Significant Subsidiaries; and (viii) the breach or repudiation of certain covenants in either of the Security Agreements or any Agreement Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes, together with any premium and accrued interest thereon, to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal amount of all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Note Purchase Agreement except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

       10. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of an Obligor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of such Obligor or such Subsidiary Guarantor under the Note, the Note Purchase Agreement, the Agreement Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       Subsidiary Guarantors. Payment of principal, premium, if any, and interest (including interest on overdue principal amount, premium, if any, and interest, if lawful) is unconditionally guaranteed by each Subsidiary Guarantor pursuant to Section 11 of the Note Purchase Agreement.

                       Option of Holder to Elect Purchase

       If you want to elect to have this Note purchased by the Company pursuant to Section 7.8 or 7.12 of the Note Purchase Agreement, check the appropriate box below:

                      [ ] Section 7.8     [ ] Section 7.12

       If you want to elect to have only part of the Note purchased by the Company pursuant to Section 7.8 or Section 7.12 of the Note Purchase Agreement, state the amount you elect to have purchased:

                                 $_____________


              Date:  ____________

                                   Your Signature:
                                                   ----------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)

                                   Tax Identification No.: _____________________

                                    Exhibit B

                    [Filed separately as Exhibit 4.2 hereto]

                                    Exhibit C

                    [Filed separately as Exhibit 4.3 hereto]

                                    Exhibit D

                    [Filed separately as Exhibit 10.4 hereto]

                                    Exhibit E

                    [Filed separately as Exhibit 10.5 hereto]

                                    Exhibit F

                    [Filed separately as Exhibit 10.9 hereto]

                                                                       EXHIBIT G

                           FORM OF AGREEMENT GUARANTEE

              This Agreement Guarantee is delivered by the undersigned (the "Subsidiary Guarantor") with respect to the Series GM Senior Secured Discount Convertible Notes issued by XM Satellite Radio Inc. and XM Satellite Radio Holdings Inc. from time to time pursuant to the Note Purchase Agreement dated as of December 21, 2002 among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation (the "Note Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

              For value received, the Subsidiary Guarantor hereby fully and unconditionally guarantees to each Holder of a Note that: (a) the principal amount of, and premium and interest on, the Note will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal and premium amount and (to the extent permitted by law) interest on any interest, if any, on the Note and all other obligations of the Obligors to the Holders under the Note Purchase Agreement, the Note or the Security Agreements (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Note or any of such other obligations the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

              The Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of such parties that the guarantee by such Subsidiary Guarantor pursuant to this Agreement Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantor hereby irrevocably agree that the obligations of the Subsidiary Guarantor under this Agreement Guarantee shall be limited to the minimum extent necessary to ensure that, after giving effect to all other contingent and fixed liabilities of the Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Agreement Guarantee, the obligations of the Subsidiary Guarantor under this Agreement Guarantee do not constitute a fraudulent transfer or conveyance under applicable law.

              Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Obligors to the Holders, for whatever reason, the Subsidiary Guarantor will be obligated to pay or to perform or to cause the performance of, the same immediately without the necessity of any action by the Holders of Notes. An Event of Default under the Note Purchase Agreement or the Notes shall constitute an event of default under this Agreement Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of the Obligors.

              The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Note Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against an Obligor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantor.

              The Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Holders (each, a "Benefited Party") to proceed against the Obligors, any Subsidiary thereof or any other Person or to proceed against or exhaust any security held by or on behalf of a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind, including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantor, the Obligors, the Material Subsidiaries, any Benefited Party, or any creditor of the Subsidiary Guarantor, the Obligors or the Material Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Subsidiary Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111 (b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

              The Subsidiary Guarantor hereby covenants that this Agreement Guarantee will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under the Note Purchase Agreement, or as provided in Section 11.3 of the Note Purchase Agreement.

              If any Holder is required by any court or otherwise to return to either the Obligors or the Subsidiary Guarantor, or any custodian, trustee, or similar official acting in relation to the Obligors or the Subsidiary Guarantor, any amount paid by the Obligors or the Subsidiary Guarantor to such Holder, this Agreement Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Notes, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 of the Note Purchase Agreement for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 8 of the Note Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Agreement Guarantee.

              The Subsidiary Guarantor hereby acknowledges that it shall not consolidate or merge with or into a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or transfer all or substantially all of its assets to a corporation or any other entity other than an Obligor or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), unless this Agreement Guarantee shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger) or a new Agreement Guarantee shall be signed by such successor corporation or other entity and delivered to each Holder. Any Agreement Guarantee so issued shall in all respects have the same legal rank and benefit under the Note Purchase Agreement as any Agreement Guarantee theretofore and thereafter issued in accordance with the terms of the Note Purchase Agreement as though all of such Agreement Guarantees had been issued at the date of the execution thereof.

              This Agreement Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

              IN WITNESS WHEREOF, the undersigned Subsidiary Guarantor has caused this Agreement Guarantee to be duly executed as of __________, 200_.

                                     [Name of Subsidiary Guarantor]


                                     By:________________________________________
                                         Name:
                                         Title:

                                    Exhibit H

                   [Filed separately as Exhibit 10.10 hereto]

                                    Exhibit I

                   [Filed separately as Exhibit 10.11 hereto]